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EXHIBIT 10.29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

VESSEL CONSTRUCTION AGREEMENT

BY AND BETWEEN

PHILLY SHIPYARD, INC.

(Builder)

AND

GREAT LAKES DREDGE & DOCK COMPANY, LLC

(Owner)

FOR

SUBSEA ROCK INSTALLATION VESSEL

And ROFR Vessel

Dated as of November 15, 2021

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TABLE OF CONTENTS

Article 1UNDERTAKING AND SCOPE OF WORK1

Article 2CONTRACT INTERPRETATION4

Article 3PRICE6

Article 4PAYMENT9

Article 5TAXES, DUTIES, AND TARIFFS13

Article 6FINANCIAL SECURITY14

Article 7DESIGN OWNERSHIP AND RESPONSIBILITY16

Article 8PROJECT SCHEDULE and coordination19

Article 9PROSECUTION OF THE WORK25

Article 10CHANGE orders32

Article 11OWNER’S REPRESENTATIVE35

Article 12OWNER’S RIGHT OF INSPECTION37

Article 13TRIALS AND DELIVERY40

Article 14WARRANTY47

Article 15INSURANCE52

Article 16FORCE MAJEURE AND PERMISSIBLE DELAY57

Article 17EARLY DELIVERY BONUS, LIQUIDATED DAMAGES FOR DELAY61

Article 18DEFAULT AND TERMINATION64

Article 19LIMITATION OF DAMAGES70

Article 20ASSIGNMENT OF THIS AGREEMENT71

Article 21COMPLIANCE WITH LAWS72

Article 22INTELLECTUAL PROPERTY73

Article 23NOTICES AND COMMUNICATIONS74

Article 24TITLE, SECURITY, AND WARRANTY OF TITLE75

Article 25INDEMNIFICATION78

Article 26TECHNICAL DISPUTES.80

Article 27DISPUTE RESOLUTION AND LIMITATIONS PERIOD81

Article 28PUBLICITY AND DISCLOSURES.84

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Article 29AUDITS84

Article 30MISCELLANEOUS84

LIST OF SCHEDULE AND EXHIBITS

Schedule X	Definitions

Exhibit A	Specifications
Exhibit B	Owner Furnished Equipment
Exhibit C-1	Form of Stage Completion Certificate
Exhibit C-2	Form of Builder's Invoice
Exhibit D-1	Form of Builder's Lien Release
Exhibit D-2	Form of Subcontractors' and Suppliers' Lien Release
Exhibit E	Form of Certificate of Completion and Delivery
Exhibit F	Form of Change Order
Exhibit G	Form of Warranty Claim Notification
Exhibit H	Builder's Preliminary Schedule
Exhibit I	Form of Protocol of Delivery and Acceptance
Exhibit J	Form of Builder’s Corporate Parent Guarantee
Exhibit K	Form of Shipyard Contract Deficiency Report
Exhibit L	Outstanding Comments of the Classification Society
Exhibit M	Builder’s Warranty Procedure Manual
Exhibit N	Single Source Vendor Prices Included in Original Contract Price
Exhibit O	Interim Installment and Stage of Completion Schedule Vessel
Exhibit P	Basic Design Package

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VESSEL CONSTRUCTION AGREEMENT

THIS VESSEL CONSTRUCTION AGREEMENT (this “Agreement”) is made as of the 15th day of November, 2021 (the “Effective Date”), between Philly Shipyard, Inc. (hereinafter, “Builder”), a Pennsylvania corporation whose principal place of business address is 2100 Kitty Hawk Avenue, Philadelphia, PA 19112 and Great Lakes Dredge & Dock Company, LLC (hereinafter, “Owner”), a Delaware limited liability company whose principal place of business address is 9811 Katy Freeway, Suite 1200, Houston, Texas 77024, for the design and construction of the Vessel (as defined below).

Builder and Owner agree as set forth below.

W I T N E S S E T H:

Article 1UNDERTAKING AND SCOPE OF WORK

1.1Initial Undertaking.  Builder agrees to design and build at its own risk and expense and to sell and deliver to Owner, and Owner agrees to purchase, the Vessel (as defined below) on the terms and conditions as set forth herein.  The Vessel shall be a subsea rock installation vessel, constructed to the Design, for the Contract Price, all in accordance with the Contract Documents.  The Initial Vessel (as defined below) shall be designated as Builder’s Hull [***]. The ROFR Vessel (as defined below) shall be designated as Builder’s Hull [***].

1.2Specifications.  The Parties have agreed that the Vessel shall be built to the specifications set forth in the attached Exhibit A (the “Specifications”).  The Specifications may be changed from time to time during the construction of the Vessel in accordance with the procedures stated below in Article 10, and such changes will be set forth in one or more sequentially numbered Change Orders (as defined below).

1.3Vessel Characteristics.  Without limitation to the Specifications, the Vessel shall have the following principal characteristics, subject to verification and adjustment as necessary upon Builder’s receipt of the conversion of the Design from imperial measurements to metric pursuant to Section 7.1(c):

Length overall:	[***]	meters	([***] feet)
Breadth, molded:	[***]	meters	([***] feet)
Depth at Main Deck:	[***]	meters	([***] feet)
Draught (summer)	[***]	meters	([***] feet)
Complement	[***]	persons

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Sailing Range	[***]	nautical miles
Trial Speed	[***]	knots
Service Speed	[***]	knots

1.4U.S. Build.  Builder is to ensure that the Vessel is built in the United States as required by United States law to be eligible for documentation under the United States flag with a coastwise trade endorsement; including ensuring that all major components of the hull and superstructure used in the construction of the Vessel are fabricated in the United States, and that all construction and all assembly for the construction of the Vessel is done in the United States to the extent required by law for the Vessel to receive a United States coastwise trade endorsement.

1.5Scope of Work.  Except as expressly provided herein, the work to be performed by Builder hereunder shall include all labor, overtime labor, standby labor, supervision, design, engineering, planning, construction, methods, Materials and supplies (including fuel, lubricating oils, hydraulic oils, greases, fresh water), tools, equipment, procurement, transportation, taxes, permits and fees and all other facilities and services necessary to provide Owner with the completed Vessel constructed in accordance with the Specifications, as amended from time to time in accordance with this Agreement.

1.6Regulatory Approvals.

(a)

The Vessel shall be constructed in accordance with the Specifications as well as all applicable rules and regulations of the Regulatory Authorities, including, without limitation, Coast Guard regulations, EPA regulations, the International Convention on Load Lines (as amended), and all applicable Rules of the Classification Society.

(b)

Builder shall have sole and exclusive responsibility to obtain timely any approval required by any Regulatory Authority for any Detailed Design and Production Design derived by Builder from the Specifications, the Design, and the Contract Drawings, and for any Builder furnished equipment that requires approval by any Regulatory Authority.

(c)

Without limitation to the foregoing, Builder shall be solely responsible to obtain all necessary approvals from the Regulatory Authorities for the construction and classification of the Vessel, including the final approval of all plans, arrangements, and drawings.

(d)	Builder shall provide copies to Owner of each and all stamped plans, approval letters, equipment documentation approvals, Class survey reports, and all other

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approvals issued by Regulatory Authorities as Builder receives the same from the Regulatory Authorities.
(e)	The Vessel shall be documented under the U.S. flag with the Coast Guard by Owner at its own cost and expense.

1.7Delivery.  Builder shall deliver the Vessel to Owner at the Delivery Point, safely afloat, in all respects fully seaworthy, fully constructed, fully outfitted, and fully tested in accordance with the Design as set forth in the Contract Documents, subject to Minor Non-Conformities.

1.8Delivery Date.  Delivery shall be made by [***] (the “Delivery Date”) subject to any Permissible Delays permitted in accordance with Article 16.

1.9ROFR Vessel.  Owner shall have the right of first refusal to purchase an additional Vessel (the “ROFR Vessel”) on the terms and conditions set forth below:

(a)

Builder hereby grants to Owner a right of first refusal (a “First Refusal Right”), to be exercised during the period commencing on the Effective Date of this Agreement and ending [***] after the Effective Date of this Agreement (such period, the “FRR Period”), to purchase  the ROFR Vessel to be constructed and sold by Builder [***], with the same specifications as the Vessel, on the terms set forth in this Agreement, but with changes to the Contract Price and Delivery Date as set forth herein.  During the FRR Period, Builder will notify Owner if Builder is [***] (such notification, the “FRR Builder Notice”).  For clarity, [***].

(b)

Provided that Owner is not in default under this Agreement pursuant to Section 18.10, notwithstanding any cure period that may be applicable, Owner may exercise the First Refusal Right with respect to the ROFR Vessel by giving written notice of exercise to Builder within [***] after receipt of the FRR Builder Notice (a “FRR Owner Notice”).  If Builder does not receive the FRR Owner Notice within such [***] period, then Owner’s First Refusal Right shall be deemed expired.

(c)

If Owner’s First Refusal Right is exercised within the foregoing period, the initial Delivery Date for the ROFR Vessel will be determined by a schedule mutually agreed between the Parties at the time that Owner exercises its First Refusal Right, provided, however, that the duration of the construction period shall not exceed that used for the first Vessel to be constructed under this Agreement (the “Initial Vessel”) except to the extent an extension is required

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due to changes in Builder’s production approach or unless otherwise mutually agreed in writing.
(d)	All other provisions of this Agreement shall apply in connection with the construction of the ROFR Vessel, mutatis mutandis.
(e)

For convenience, all subsequent references below shall be to a single Vessel, but without limitation of Owner’s right to order the ROFR Vessel; where this Agreement refers to “the Vessel,” such reference shall be deemed to refer to either the Initial Vessel or the ROFR Vessel, as applicable.  For clarity, the Letter of Credit required in Article 6 for “the Vessel” secures Builder’s obligations with respect to both the Initial Vessel and the ROFR Vessel.

(f)

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, amendments, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Section 1.9 and the consummation of the transactions contemplated hereby.

Article 2CONTRACT INTERPRETATION

2.1Defined Terms in this Agreement.  Capitalized terms used in this Agreement are defined herein, or in Schedule X.  Terms defined in this Agreement which are used in the other Contract Documents or Change Orders but not otherwise defined therein, shall have the meanings assigned to them in this Agreement.

2.2Other Words.  Any word not specifically defined herein shall be construed and interpreted according to its ordinary meaning and shall be used so as to fairly accomplish the purposes and intentions of the Parties.

2.3Singular and Plurals.  Where the context requires, the singular includes the plural and vice versa.

2.4Contract Documents.  The term “Contract Documents” means this Agreement, including the Specifications attached in Exhibit A, the Contract Drawings, and all other Exhibits hereto, as well as the Basic Design, the Detailed Design, and all duly executed Change Orders.  The Production Design is expressly excluded from the Contract Documents.

2.5Contract Drawings and Specifications.

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(a)

The intent of the Parties under the Contract Documents is for Builder to design and build the Vessel in accordance with the Contract Documents for the Contract Price and by the Delivery Date.  The Contract Drawings and Specifications are to be considered as cooperative.  All work necessary for the execution of the Work, if shown on the Contract Drawings and not described in the Specifications, or if shown in the Specifications and not described on the Contract Drawings, shall be considered as a part of the Work and shall be executed by Builder in the same manner and with the same character of Material as other portions of this Agreement without extra compensation.

(b)

If either Party identifies any discrepancy, difference, or conflict between the Specifications and the Contract Drawings, then such Party shall bring such discrepancy, difference, or conflict to the attention of the other Party promptly in writing, and the parties shall consult to confirm the specific arrangement or form required.

(c)

Any discrepancy, difference, or conflict between the Contract Drawings and the Specifications that requires or results in a change in the Work as set forth in the Specifications shall be addressed in accordance with Article 10.

(d)

If the Parties do not agree whether a discrepancy, difference, or conflict between the Specifications and the Contract Drawings exists, then such dispute shall be resolved in accordance with Article 26.

2.6Conflicts.  If there are any conflicts or inconsistencies among the terms of this Agreement and the Specifications, the terms of this Agreement shall take precedence over the Specifications.

2.7Headings and Captions.  The headings and captions in this Agreement are for convenience of reference only and shall be ignored in construing this Agreement.

2.8References.  References to Articles, Sections and Exhibits shall constitute references to Articles and Sections of this Agreement and Exhibits attached to this Agreement, unless otherwise indicated.

Article 3PRICE

3.1Contract Price.  The total price payable by Owner to Builder for the Vessel to be designed, built, and delivered in accordance with the Contract Documents (the “Contract Price”) shall be ONE HUNDRED NINETY SEVEN MILLION, SEVENTY-TWO THOUSAND, TWO

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HUNDRED AND FORTY-FIVE DOLLARS ($197,072,245), expressly subject to the provisions of this Article, including Section 3.4.

3.2ROFR Vessel Price.  The Contract Price for the ROFR Vessel (the “ROFR Vessel Price”) shall be [***], which may only be adjusted as provided in accordance with the terms of Section 3.4.

3.3Design and License Costs.  The Contract Price includes all costs of design, modeling, royalty, and licensing expenses from Builder’s naval architects, designers, and other Subcontractors, including any detail and production engineering firm engaged by Builder.

3.4Contract Price Adjustments.  The Contract Price shall be modified based on the following:

(a)	Steel Weight Adjustment.
(i)	The Contract Price includes a steel weight allowance of [***] (the “Steel Weight Allowance”). The Contract Price may be increased or decreased based on the actual steel weight of the Vessel as built.
(ii)	For purposes of this Agreement steel weight is defined as [***].
(iii)	Steel weight shall be determined for assemblies [***].
(iv)

In the event that the actual steel weight of the Vessel varies from the Steel Weight Allowance, the Contract Price shall be adjusted by [***], subject to the steel price adjustment set out in Subsection (b). The foregoing rate is to include all costs related to such variance, including but not limited to the costs of steel, transportation, finishing, cutting, shaping, and all other labor. In the event of an adjustment to the Contract Price pursuant to this Section 3.3(a), Builder shall prepare, and Builder and Owner shall execute, a Change Order reflecting such adjustment to the Contract Price after all steel is received at the Shipyard.

(v)

For purposes of adjusting the Contract Price, the actual steel weight shall be that weight of the Vessel's hull structural steel assembly as derived from the engineering software “AVEVA” or other equivalent software.

(vi)	The steel weight adjustment process described in this Subsection (a) shall not apply to any increase or decrease in the actual steel weight of the Vessel

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due to any Change Order. Changes in steel weight as a result of a Change Order shall be addressed in accordance with Article 10.
(b)

Steel Price Adjustment.  The Contract Price represents an average steel cost per pound of [***] for structural steel plate, bulb flats, and structural stiffeners (“Structural Steel”).  The foregoing cost is to include all costs related to Structural Steel, including but not limited to the costs of plates, profiles and transportation to the Shipyard.  The Contract Price shall be decreased if the average cost per pound of Structural Steel is less than that price, or shall be increased if the average cost per pound for Structural Steel exceeds that price, in either case based on the actual cost paid by Builder for Structural Steel at time of delivery of such Structural Steel to Builder.  After all steel is received at the Shipyard, Builder shall prepare, and Builder and Owner shall execute, a Change Order reflecting such decrease or increase in the Per Vessel Contract Price for the Vessel affected.

(c)	Change Orders. The Contract Price shall be altered by the agreed cost or savings of Change Orders applicable to the Vessel, if any, made in accordance with Article 10.
(d)	Early Delivery. The Contract Price may be increased as an incentive for actual Delivery of the Vessel before the Delivery Date as set forth in Section 17.1.
(e)	Delays. The Contract Price may be reduced as a consequence of a Delivery delay as set forth in Article 17.
(f)

Currency Exchange Rate Adjustment.  The Parties acknowledge that Builder may be required to pay certain of its Subcontractors or Suppliers in currencies other than United States Dollars and that currency exchange rates may fluctuate during the period between the Effective Date and the date on which Builder may be required to make such payments. The Parties further acknowledge that the Contract Price is based upon the currency exchange rates set forth below, or as otherwise in effect as of the Effective Date (such currency exchange rates, the “Base Rates”):

Currency	US Dollar Amount	Foreign Currency Amount
Euro (EURO)	$1	€0.86
Korean Won (KWON)	$1	₩1,182.62
Norwegian Kroner (NOK)	$1	Kr8.63

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When Builder is required to make a payment under a subcontract required by the Work in a non-United States currency, if the exchange rate for such currency as quoted in The Wall Street Journal (https://www.wsj.com/market-data/currencies/exchangerates) differs from the Base Rate for such currency, then the Contract Price shall be adjusted accordingly.  Builder shall prepare, and Builder and Owner shall execute, Change Orders pursuant to Article 10 on a quarterly basis reflecting such increases or decreases in the Contract Price.

(g)	Disruption Cost Adjustment. The Contract Price is based on the assumption that Builder will be required to [***]

3.5Spare Parts and Equipment.  The Contract Price does not include the costs of spare parts or spare equipment.  In the event that Owner wishes to procure spare parts or spare equipment from or through Builder, Builder will provide such spare parts or spare equipment on commercially reasonable terms, provided that such spare parts or spare equipment can reasonably be procured by Builder, in which case the Parties shall negotiate such procurement in accordance with Article 10.

Article 4PAYMENT

4.1Installment Payments.

(a)	Installment Payments. Owner agrees to pay Contract Price for the Vessel to Builder in Interim Installment Payments correlating to the Stage of Completion schedule as set forth in Exhibit O.
(b)

Stage of Completion Schedule to be [***].  The Parties intend that the Stage of Completion schedule is to be [***].  In the event that as a consequence of changes in the Project Schedule or otherwise the payment milestones identified in Exhibit O no longer correspond to the stage of completion intended for the specific payment, the Parties shall execute an amendment to Exhibit O so that [***].

(c)

Failure to Pay First Installment.  In the event that Owner fails to pay the first Interim Installment Payment on the date of execution of this Agreement, Builder shall have the right to [***]  In the event of [***], the Effective Date of this Agreement shall be deemed to be [***].  In no event shall Owner be required to [***].

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4.2Notice of Stage Completion and Invoice.  Builder shall give Owner written notice of the intended date of issuance of a relevant Stage Completion Certificate not more than [***] or less than [***] before issuance.  The form of Stage Completion Certificate is attached as Exhibit C-1 to this Agreement.  Builder shall tender to Owner each Stage Completion Certificate along with a Builder's Invoice in the form attached as Exhibit C-2 and with the appropriate Lien Release(s) as described in Section 4.6.

4.3Owner’s Right of Direct Payment for Major Equipment.  Notwithstanding any other provision of this Agreement, following the occurrence and during the continuance of an event of default, Owner shall have the right, in its sole discretion, to pay supplier’s invoices for Major Equipment directly upon written request to Builder.  Builder shall credit the amount of any such direct payment to the next Interim Installment Payment due from Owner.

4.4Payment on Invoices.  Except for the first Interim Installment Payment, the Delivery Payment, and any Interim Installment Payment that is disputed and subject to resolution pursuant to Section 4.7, Owner shall make each Interim Installment Payment within [***] of receipt of the relevant Stage Completion Certificate, Lien Release(s), and Builder's Invoice, each properly completed and executed.  With respect to Interim Installment Payments disputed and resolved pursuant to Section 4.7, payment shall be due within [***] of resolution of such dispute.  With respect to the Delivery Payment, payment shall be due upon Delivery of the Vessel.

4.5Stage Completion Certificates.  Except for the first Stage of Completion, Builder shall furnish a Stage Completion Certificate for each Stage of Completion for the Vessel which shall state: (i) the stage of Work achieved; (ii) that the Work completed complies with the Contract Documents; and (iii) that, subject to payment by Owner therefor, there are no Liens upon the Vessel for labor, Materials or equipment created by Builder or any Subcontractor or Supplier.  Each required Stage Completion Certificate shall be executed and certified by the President, Chief Financial Officer or Project Manager of Builder.

4.6Removal of Liens.  If any Lien has been asserted by any of Builder’s Subcontractors or Suppliers against the Vessel, Owner shall not be obligated to make payment until such Lien is resolved.  Confirmation of the absence of Liens against the Vessel shall be certified through the tender of Lien Release(s) in the form of Exhibit D-1 in favor of the Vessel and Owner executed by Builder.

4.7Disputes of Stage Completion.  Except for disputes arising during the final Stage of Completion, if Owner objects upon receipt of the Stage Completion Certificate on grounds that the pertinent stage has not been reached, the dispute will be submitted to a senior surveyor of the Classification Society, or if the Classification Society declines to address the dispute, the Joint

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Surveyor (as defined in Section 26.3), whose decision as to achievement of the relevant stage will be final and binding.

4.8Delivery Payment.  Upon Delivery of the Vessel in accordance with Section 13.12, Owner shall pay Builder the Delivery Payment indicated in Exhibit O, subject to the following adjustments:

(a)	plus any and all time and Material payments that have not been paid to date;
(b)

plus any applicable State or Local Sales and/or Use Taxes, unless Owner has provided to Builder documents or copies of documents as may be required by applicable law to obtain a sales or use tax exemption (s);

(c)	plus or less any changes in the Per Vessel Contract Price resulting from fully executed Change Orders that have not been paid or credited prior to Delivery;
(d)	plus the value of any Builder-furnished stores on board at time of Delivery;
(e)	plus any increases due as an incentive for early delivery of the Vessel in accordance with Section 17.1; and
(f)	less any liquidated damages for delay that may have accrued in accordance with Article 17.

4.9Reconciliation of Overpayment.  If the amount of undisputed adjustments set out in Section 4.8 in favor of Owner is greater than the amount owed for the Delivery Payment, then Builder shall pay the difference to Owner at the time of Delivery.

4.10Obligation of Delivery, Preservation of Rights.

(a)

Delivery Subject to Reservation of Rights.  In the event of any dispute between the Parties at the time of Delivery, the Parties shall reserve their respective rights regarding the dispute and Builder shall make, and Owner shall accept, Delivery of the Vessel subject to such reservations.

(b)

Deposit of Disputed Amounts.  Furthermore, in the event of any such dispute, Owner shall deposit any disputed amounts in escrow, and Builder shall deliver the Vessel with the disputed amount to be listed as an exception to Delivery on the Protocol of Delivery and Acceptance.

(c)

No Withholding of Delivery.  Without limitation to the foregoing and for the sake of clarity, Builder shall not withhold or otherwise delay or encumber the Delivery of the Vessel and Owner shall not withhold acceptance of the Vessel

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or the payment of any undisputed amounts as determined pursuant to Section 4.8.
(d)

No Set-Off.  Further, in the event of such dispute with regard to the Vessel, Builder shall not withhold work, equipment, or materials, or otherwise seek to exercise any claimed right of set-off, in connection with any other work being done by Builder under any other agreement with Owner or Owner’s Affiliates.

4.11Method of Payment.  All payments due hereunder shall be made by wire transfer unless otherwise specified herein.  Builder and Owner shall furnish their respective wire transfer instructions to the other Party.

4.12Interest on Late Payments.  Any late payments shall accrue interest at a rate per annum equal to [***]. In the event [***] is no longer available from [***], the Parties agree to negotiate in good faith to designate a replacement bank’s interest rate to serve as [***].

4.13Payments Without Prejudice.  Any payments made by Owner shall be without prejudice to, or waiver of, any of Owner’s rights, defenses, claims, and remedies arising under or related to the Vessel and this Agreement.

4.14Contract Price Adjustments Due to Change Orders.

(a)	The Contract Price shall be adjusted by any change or adjustment agreed by the Parties in accordance with Article 10.
(b)

If a change in the Work shall result in an agreed increase or decrease in the Contract Price, all remaining Interim Installment Payments shall take account of such increased or decreased Contract Price.  Without limitation to the foregoing, in addition, the first such Interim Installment Payment that becomes due after the subject increase or decrease shall be adjusted by an amount equal to the product of (x) the amount of the increase or decrease in the Contract Price and (y) the aggregate percentage of the Contract Price required to be paid on or before the due date of such Interim Installment Payment.

(c)

For any change in the Work giving rise to an increase or decrease in the Contract Price where the value of such change has not been determined or agreed by the Parties as of the time of the next Interim Installment Payment, then for purposes of determining the Interim Installment Payment and subject to a final determination, the value shall be estimated as the midpoint between Builder's and Owner's independent estimates of the increase or decrease in the

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Contract Price due to such change or adjustment, unless Owner and Builder agree otherwise.
(d)

When the value of such change or adjustment is finally determined, the Parties shall adjust the Contract Price and the remaining Interim Installment Payments to reflect any variance between the estimate and the final determination.

4.15Payment Upon Dispute Resolution.  In the event that an increase or decrease in the Contract Price due to change or adjustment under Article 10 below is not mutually agreed prior to Delivery of the Vessel to Owner, appropriate adjustment of any overpayment or underpayment shall be made promptly upon final determination in accordance with Article 27 as to the increase or decrease and any adjustments required to the Contract Price shall be paid or refunded within [***] of the date of such final determination.

Article 5TAXES, DUTIES, AND TARIFFS

5.1Builder’s Taxes.  Builder shall be responsible for and pay all taxes, assessments, duties, or fees assessed against Builder, the Shipyard, or Builder’s other facilities as a result of Builder’s performance under this Agreement, employment of workmen, and procurement of Materials, supplies, equipment, or labor, including local, state, and federal taxes, federal import duties, workers' compensation, social security or old age benefits of any nature, unemployment tax, and any other similar taxes, charges, assessments and contributions of any kind now or hereafter payable in connection with the performance of the Work. Builder shall indemnify and hold Owner harmless from any and all liability and expense by reason of Builder's failure to pay such taxes, charges, assessments, and contributions.

5.2Owner’s Taxes.

(a)

Owner shall be responsible for all taxes, duties, and documentation fees arising from the purchase, sale, use, and documentation of the Vessel.  Owner shall indemnify, defend and hold Builder harmless from and against any and all liability and expense by reason of Owner's failure to pay such taxes, duties or fees.

(b)

However, Owner intends to avoid or minimize the imposition of any state sales or use or other taxes with respect to the Vessel to the greatest extent lawfully possible.  Builder agrees that it will not pay any such taxes, duties, or fees, or concede any liability for the foregoing, without prior written notice to Owner.  Owner may seek any lawfully available exemption(s), such as the “removal” exemption, the “interstate or foreign commerce” exemption, the “resale”

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exemption, or (subject to Section 13.15) taking Delivery of the Vessel in a location outside the boundaries of the State of construction.

5.3Optimization of Tax Treatment.  The Parties shall cooperate to optimize the tax treatment for all matters within the scope of this Agreement and shall provide each other with all such documentation as may be reasonably requested to assist the requesting Party in seeking lawful exemptions, exclusions, or reductions of taxation, subject to redactions for confidential information and attorney-client privilege.

5.4Tariffs and Duties.  In the event that any Materials procured for use in the Work are or shall become subject to actual or potential tariff or duties, the Parties shall individually and cooperatively take such actions as reasonably appropriate to optimize the tariff and/or duty treatment of such Materials and to seek lawful exemptions, exclusions, or reductions of tariffs and duties on such Materials.

5.5New Tariffs and Duties Excluded.  Without limitation to Section 5.4, the Contract Price expressly excludes all tariffs and duties imposed by the United States on any materials, supplies, or equipment used in connection with the Work that were not in effect on the Effective Date (“New Tariffs and Duties”).  To the extent New Tariffs and Duties are imposed upon and paid by Builder, any increase in costs to Builder shall be for the account of Owner and shall be documented through a Change Order prepared in accordance with Article 10.  New Tariffs and Duties shall not include a change in the amount or rate of a tariff or duty in effect on the Effective Date, but shall include a change in law or change in interpretation of an existing tariff or duty becoming applicable to any materials, supplies or equipment used in connection with the Work.

Article 6FINANCIAL SECURITY

6.1Performance and Payment Bonds.  [Reserved.]

6.2Builder’s Letter of Credit.

(a)

To secure Builder’s obligations and Owner’s remedies under this Agreement (as may be limited in accordance with Article 19), including the timely and proper performance of the Work hereunder as stipulated in the Contract Documents, Builder shall, within [***] of the Effective Date of this Agreement, deliver to Owner an irrevocable stand-by letter of credit (the “Letter of Credit”) in a form, and issued by [***], or any other bank, in each case reasonably acceptable to Owner in the amount of [***].  Builder shall bear all charges or costs associated with the Letter of Credit.

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(b)

Owner shall be entitled to draw up to the full amount of the Letter of Credit (i) [***]; (ii) [***], or (iii) [***], unless at least [***] prior to such expiration, Builder has delivered to Owner a replacement Letter of Credit that satisfies the provisions of this Section.

6.3Builder’s Corporate Parent Guarantee.  To further secure Builder’s obligations and Owner’s remedies under this Agreement (as may be limited in accordance with Article 17), including the timely and proper performance of the Work hereunder as stipulated in the Contract Documents, Builder shall, not later than [***] after the Effective Date, cause [***] (the “Guarantor”), to execute and deliver to Owner a guaranty agreement (the “Builder’s Corporate Parent Guarantee”) in favor of Owner, in the form attached hereto as Exhibit J, to guaranty the performance of Builder’s obligations under this Agreement.

6.4Remedy in Event of Failure to Provide Security.  If any security required from Builder under this Article has not been issued and delivered to Owner when due by Builder, then Owner shall have the option thereafter, in its sole option and absolute discretion, to terminate this Agreement in its entirety upon [***] prior written notice, unless Builder shall deliver the required security to Owner prior to the end of such [***] period.

6.5Financial Reports. Builder shall provide Owner with:

(a)

[***] of the Guarantor and its subsidiaries, on a consolidated basis, accompanied by an opinion thereon of [***] or other independent certified public accountants of recognized standing that such statements present fairly, in all material respects, the consolidated financial position of the companies being reported, within [***] of the close of each fiscal year;

(b)

[***] of the Guarantor and its subsidiaries, on a consolidated basis, certified, as appropriate, by a senior financial officer of the Guarantor on behalf of such entity, as fairly presenting, in all material respects, the consolidated financial position of the companies being reported, within [***] of the close of each fiscal quarter (other than the fourth fiscal quarter of each fiscal year); and

(c)

Builder shall provide [***] of the Builder on a stand-alone basis to the extent there is any material difference in such unaudited quarterly financial statements and the unaudited quarterly financial statements required by Subsection (b) above with respect to any fiscal quarter.

6.6Use of Funds.  The Letter of Credit shall be available to Owner up to the amount of [***].  Owner shall be entitled to draw on the Letter of Credit in an amount equal to [***]; provided that Owner shall account for the amount Owner is entitled to retain for such purposes.

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Subject to Article 19, Builder shall remain liable for any deficiency and Owner shall be liable to return to the Builder any excess over its allowable damages.

6.7Termination of the Letter of Credit. Upon [***], or the earlier termination of this Agreement pursuant to Article 18, the requirement for Builder to provide the Letter of Credit shall cease to apply and the Letter of Credit shall be cancelled upon [***]. Upon such cancellation, Owner shall reasonably cooperate with Builder with respect to the return, release or cancellation of the Security, including the execution and delivery of all documentation necessary to accomplish the foregoing.

Article 7DESIGN OWNERSHIP AND RESPONSIBILITY

7.1The Basic Design.

(a)

The Basic Design of the Vessel, as set out more fully in the Specifications and Contract Documents, is based on the Ulstein Design & Solutions B.V. GLDD Subsea Rock Installation Vessel design created by Ulstein Design & Solutions B.V. (the “Designer”) and provided by Owner to Builder as documented in the Specifications.

(b)

The Basic Design has been reviewed in accordance with the requirements of the Regulatory Authorities by the Classification Society and has been found to be satisfactory for Classification and in compliance with Coast Guard requirements for a vessel enrolled in the Alternative Compliance Program, as required by the Specifications, subject to certain outstanding comments of the Classification Society, as listed in Exhibit L.

(c)

Those outstanding comments of the Classification Society applicable to the Designer are listed in Exhibit L.  Owner shall require the Designer to resolve the outstanding comments applicable to the Designer and [***] at Owner’s cost, with any delay in resolving such comments and [***] to be subject to the Permissible Delay provisions of Section 16.1(b).  Builder shall be responsible to resolve all other comments identified by the Classification Society.  Each Party shall provide reasonable assistance to the other Party as may be requested for the resolution of comments of the Classification Society.

7.2Alternative Compliance Program.  Within [***] of the Effective Date, Builder shall enter into a contract for classification of the Vessel with the Classification Society.  Builder shall provide to Owner a copy of the executed contract for classification, upon which Owner shall apply to enroll the Vessel into the Alternative Compliance Program.  The Parties shall cooperate with

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regard to the foregoing contract for classification, application for the Alternative Compliance Program, and any related requirements of the Regulatory Authorities.

7.3Owner’s Warranty of Right to Use Basic Design.  Owner certifies and warrants that Owner has all necessary licenses and rights to possess, modify and otherwise use, and the right to sublicense to Builder the use of the Basic Design and any related design documentation furnished by Owner or by Owner’s engineering, design, marine architect, or other subcontractors, including the Designer, during the performance of the Work hereunder for the creation of the Detailed Design and the Production Design and for the construction of the Vessel.  Owner hereby grants to Builder and its Subcontractors and Suppliers a royalty-free sublicense to use the Basic Design and related design documentation in the performance of the Work.  Owner shall be responsible for all costs and charges of the Designer for the use of the Basic Design and related design documentation in the performance of the Work.

7.4Detailed Design and Regulatory Approvals.  Upon execution of this Agreement, Builder shall have the sole and exclusive responsibility to carry out all additional detailed engineering and design work required for the performance of the Work and the final approval by the Regulatory Authorities of the design and the construction of the Vessel as required by the Specifications (the “Detailed Design”).  Builder shall be responsible for obtaining the approvals of the Regulatory Authorities as required for the completion of the Work, subject to the provisions of Section 7.1.

7.5Rights to Detailed Design.  The Detailed Design prepared by or for Owner in connection with the Basic Design or the Work and any Intellectual Property they embody is and shall remain the sole and exclusive property of Owner and may be used by Owner without restriction.  The Detailed Design expressly excludes the Production Design.

7.6Production Design.  Builder shall have the sole and exclusive responsibility to develop the detailed construction documentation of the Vessel, including construction modeling, lofting, numerical control code and/or tapes, and detail construction documentation including but not limited to Material lists, all as required for Builder to complete the Work in accordance with the Contract Documents (the “Production Design”).

7.7Rights to Production Design.  The Production Design is and shall remain the sole and exclusive property of Builder, subject to the provisions of this Section and Section 7.9.  Owner may not use the Production Design directly or indirectly, disclose the Production Design to any third party, or permit any third party to use or disclose the Production Design in the construction of a vessel for Owner by any party other than Builder, except as may be required in the exercise of Owner’s rights in the event of a Default under Article 18.

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7.8No Transfer of Intellectual Property Rights in the Basic Design.  Nothing in this Agreement shall be deemed to transfer any right of title or ownership of any Intellectual Property of Owner to Builder or to limit Owner's right to market, license, sell, use, modify, or construct vessels from such Intellectual Property.  Builder agrees that as between Builder and Owner the Basic Design is and shall remain the property of Owner and may not be disclosed by Builder to any third party or used directly or indirectly by Builder or any third party in the construction of a vessel by Builder for any party other than Owner, unless otherwise permitted as provided in Section 7.9.

7.9No Misappropriation of Basic Design.

(a)

No Misappropriation of Basic Design.  In no event is Builder permitted or licensed to use the Basic Design or any of Owner’s Intellectual Property to construct or have constructed on its behalf any additional vessel or part thereof except as otherwise expressly agreed by Owner at its sole option and absolute discretion, in writing.  Builder will act reasonably to ensure that it does not use any of Owner’s Intellectual Property, including the Basic Design, in the construction of a vessel for a third party, without Owner’s prior written consent.

(b)

Builder’s Actions in Event of Apparent Misappropriation of Basic Design.  In the event that a third party presents a design to Builder that is, or reasonably appears to be, based upon the Basic Design, if Builder intends to bid on or consider the construction of such design for such third party, then Builder shall promptly follow the procedure below:

(i)Request the third party to confirm in writing that it has all necessary licenses and rights to possess and use the design it has presented to Builder, or independently verify that the third party design is not based upon Owner’s Intellectual Property and the Basic Design; and

(ii)Notify Owner of the third party design and of the third party’s representations or Builder’s verification, with due regard to Builder’s confidentiality obligations to the third party.

(iii)Subject to Subsections (i) and (ii), Builder’s right to proceed with a vessel construction project for a third party shall not be limited by this Agreement or in any other way constrained.

(c)	Survival of Section. The provisions of this Section shall survive the termination of this Agreement for a period of [***].

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7.10Builder’s Disclaimer of Liability for Basic Design.  Builder shall not be liable for any errors, omissions, defects, or failures in the Basic Design, as provided by Owner to Builder, and Builder makes no representations or warranties with respect to the Vessel’s speed, tonnage, cargo capacity, displacement, or fuel consumption; provided, however, that nothing herein shall relieve Builder from liability for any errors, omissions, defects, or failures in the performance of the Work, including the workmanlike performance of Builder’s obligations under Article 9.  Any errors, omissions, defects, or failures in the Basic Design as provided by Owner to Builder that require changes to the Work shall be addressed in accordance with the provisions of Section 10.6(b).

Article 8PROJECT SCHEDULE and coordination

8.1Builder’s Obligation to Establish and Maintain Project Schedule.  Builder shall establish a baseline project schedule and maintain throughout the performance of the Work a detailed current project schedule and execution plan (the “Project Schedule”) in electronic form including embedded logic and data for completion of the Work by the Delivery Date.  The Project Schedule shall remain a living document and shall include all significant activities in the design, procurement, construction, and testing and commissioning phases of the Vessel, including the work of Material Subcontractors or Suppliers.  Unless otherwise agreed, Builder shall maintain the Project Schedule from a Level 4 up.  Builder shall update the baseline project schedule if at any time the Project Schedule no longer shows the status of the Work with reasonable accuracy.

8.2General Project Schedule Requirements.  The Project Schedule shall be a resource loaded schedule that includes a critical path analysis and reflects resource requirements. More specifically, the Project Schedule shall clearly show the critical path and the schedule’s calendar shall be set up to include the number of Working Days per week, the number of shifts per Day, and non-Working Days and holidays.  The format of the Project Schedule shall be subject to Owner’s approval, such approval not to be unreasonably withheld, conditioned or delayed.

8.3Specific Project Schedule Requirements.  Without limitation to Sections 8.1 and 8.2, the Project Schedule shall include the following elements and features:

(a)	the dates for commencement and completion of the Work, reflecting an overall project execution strategy;
(b)	description of the Work in sufficient detail to allow weekly progress measurement;
(c)	all significant activities in the design, procurement, construction, and testing and commissioning phases of the Vessel, including the work of Subcontractors

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or Suppliers, including requests and deadlines for required vendor-furnished information;
(d)	sequencing and dependencies of all activities, and all predecessors and successors to each activity, including vendor-furnished scheduling information and constraints;
(e)	activity durations, including start and finish dates;
(f)

all points of interface between Owner and Builder, including instances where performance of the Work depends upon Owner, such as dates on which Owner information and Owner Furnished Equipment (“OFE”) are required;

(g)	scheduling float for component activities and total float;
(h)	due dates for engineering design deliverables;
(i)	required-in-yard dates for all major and long-lead (exceeding [***] from order to delivery) Materials and equipment;
(j)	minimum leads or lags;
(k)	no constraints of major milestones, including Vessel Delivery;
(l)	the expected surveying and testing schedule for the various components of the Work; and
(m)	the dates of expected completion of each Stage of Completion task set forth in Exhibit O.

8.4Project Schedule.  Builder has provided to Owner a preliminary schedule attached hereto as Exhibit H.  Not later than [***] following the Effective Date, Builder shall provide Owner with access to a detailed schedule for the Work to be accomplished during the period between the Effective Date and Builder’s development of the Project Schedule as required Sections 8.1 to 8.3.  Not later than [***] following the Effective Date, Builder shall provide Owner with access to the detailed Project Schedule prepared in accordance with the requirements of Sections 8.1 to 8.3.

8.5Maintenance of Project Schedule.  Builder shall actively maintain the Project Schedule on an ongoing basis.  Builder shall update the status of the Work in advance of each weekly status meeting held in accordance with Section 8.10 unless otherwise agreed in writing.

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8.6Updates to Project Schedule.  Updates to the Project Schedule and/or the status of the Work shall include each activity’s actual start date, actual finish date, and the remaining duration of the Work, and shall reflect the effect of Change Orders, if any.

8.7Modifications to Build Strategy.  Following the availability of the initial Project Schedule as provided in Section 8.4, Builder may, in the exercise of Good Shipbuilding Practice, propose a modification to the build strategy of the Vessel that alters the predicates to milestone payments from those set forth in this Agreement, but such modification shall be permitted only upon prior written approval by Owner, such approval not to be unreasonably withheld, conditioned or delayed.

8.8Record of As-Built Project Schedule.  Builder shall provide to Owner an as-built Project Schedule in electronic format for the permanent project record not later than [***] following Delivery of the Vessel.

8.9Remedy in Event of Failure to Maintain Project Schedule.  If Builder fails to provide access to the initial detailed Project Schedule by the date required in Section 8.4, or if Builder thereafter fails to actively maintain the Project Schedule as required by this Article 8, Owner shall notify Builder of such failure in writing.  If Builder fails to remedy such failure within [***], then Owner shall have the option thereafter, in its sole option and absolute discretion, to terminate this Agreement in its entirety.  Such [***] period shall not include time lost due to causes that are beyond the reasonable control of Builder and that could not be mitigated by commercially reasonable actions of Builder.

8.10Weekly Status Meetings.  The Parties’ representatives shall meet (in person, by conference call, or by other mutually agreed electronic means), not less frequently than weekly, unless otherwise agreed, to discuss the status of the Work and relevant issues, which may include, but need not be limited to:

(a)	the status and progress of the Work, including a two (2) week “look ahead” with regard to planned activities and expected progress;
(b)	S-Curve charts (to be reviewed monthly), including Baseline S-Curve, Target S-Curve, and Actual S-Curve showing percentage of completion;
(c)	any information needed by Builder, Owner, or the Classification Society to advance the Work;
(d)	pending Change Orders;
(e)	the integration of OFE;

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(f)	any Owner concerns with the maintenance of the Project Schedule;
(g)	test and inspection schedules;
(h)	commissioning plans;
(i)	Trials; and
(j)	any other matters pertinent to construction and Delivery of the Vessel.

8.11Monthly Status Report.  Builder shall provide Owner with a written report on the status of the Work on a monthly basis (a “Monthly Status Report”), in a form as reasonably agreed between the Parties.  The Monthly Status Report should generally include, but need not be limited to:

(a)	Overview: An overview of the status of the Work;
(b)	Timeline: A summary timeline of progress to date and work planned for the following month at the grand block level (or such other level as otherwise mutually agreed);
(c)	PTS/PD Support Status: A summary of the status of Procurement Technical Specifications, purchase descriptions, and purchase orders issued in support of the Work;
(d)	RFI Support Overview: A summary of the requests for information that have been fielded by Builder in connection with the development of the Detailed Design;
(e)	Deliverables Status and Projected Schedule: A summary of the status of the Work and Project Schedule projections;
(f)	Class Overview and Comment Tracking: A summary of the status of the regulatory review of the Work by the Regulatory Authorities, including the status of submittals;
(g)	Weight Tracking: A summary of the weight budget and tracking in connection with the Vessel;
(h)	Contract Discrepancies and Solutions: A summary of the status of any outstanding contract disputes and closures of disputes;
(i)	Change Order Status: A summary of the status of the Change Order process, including data concerning Change Orders proposed and resolutions;

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(j)	Risk Register: The status of identified risks that may pose a major or significant impact to the Project Schedule;
(k)	Safety: A summary of the safety statistics for the project;
(l)	Project Progress: A collection of relevant visual data sets such as graphs S-Curves, etc.;
(m)	Other Matters: A summary of any other matters that may be relevant to or affect the progress of the Work; and
(n)	Conclusion and Look-Ahead: A summary of the status of the Work and Builder’s focus for the next month.

8.12Intent of Weekly Status Meetings and Monthly Status Reports.  Without limitation to the provisions of this Agreement that may require written notices, approvals, or other communications, the Parties mutually intend that they shall communicate as needed to facilitate the performance of the Work.  The intent of the weekly status meetings and Monthly Status Reports is to facilitate those communications.  The Parties may agree to provide greater or lesser details in connection with their communications under Sections 8.10 and 8.11 as the Parties determine to be appropriate.

8.13Actions in Event of Progress Issues.

(a)

Builder Notice of Insufficient Progress.  If the actual progress of the Work in comparison to the Project Schedule indicates that the Work is not substantially on schedule as set out in the Project Schedule and that the completion of the Vessel by its Delivery Date is in jeopardy, then Builder shall promptly notify Owner and provide a proposed revision to the Project Schedule with such adjustments to sequencing or allocation of resources as may be commercially reasonable to overcome such delays and complete the Vessel by the Delivery Date or as soon thereafter as reasonably practicable.

(b)

Owner Notice of Progress Concerns.  If Builder fails to provide such notice and take such action, then Owner shall notify Builder of its concerns (without prejudice to any of Owner’s other rights pursuant to this Agreement).

(c)

Builder Revision of Project Schedule.  In such case, within [***] thereafter, Builder shall provide to Owner a revised Project Schedule showing such adjustments as necessary to complete the Vessel by the Delivery Date or as soon thereafter as reasonably practicable.

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(d)

Builder Actions to Recover Project Schedule.  Builder shall take such as actions as are reasonably practicable to ensure that the Vessel be completed by the Delivery Date or as soon thereafter as reasonably practicable, including adding additional shifts or engaging additional workers or Subcontractors as necessary to ensure the Work is completed in such time.

(e)

Owner’s Right to Request Measures to Recover Project Schedule.  Owner has the right to request Builder to carry out such measures as set out in Subsection (d) as Owner deems necessary to ensure the Vessel is delivered by the Delivery Date or as soon thereafter as reasonably practicable.  Upon such request, Builder and Owner shall consult with regard to appropriate measures to recover the Project Schedule, and Builder shall take such measures as requested by Owner unless Builder establishes that such measures are not commercially reasonable or are unlikely to be effective.  If as a result of such measures taken pursuant to this Subsection, the Vessel is delivered in advance of the Delivery Date and the costs of measures requested under this Subsection are greater than the early delivery bonus provided under Section 17.1, then such additional costs shall be for the account of Owner.

(f)

Recovery of Time Lost to Permissible Delays.  If Owner determines that acceleration of the Project Schedule is necessary to make up time lost due to Permissible Delays, Owner may request Builder to add additional shifts, engage additional workers or subcontractors, or take other actions for the purpose of overcoming such Permissible Delays.  Upon such request, Builder and Owner shall consult and Builder shall take such measures as the Parties determine may be commercially reasonable and likely to be effective.  The added costs of any such actions shall be for the account of Owner.  Such additional costs shall be directed and documented as a Change Order in accordance with Article 10.

8.14Remedy in the Event of Insufficient Progress.  Without limitation to the provisions of Section 8.11, if the Project Schedule shows that the actual date on which the Vessel will be delivered will be more than [***]later than the Delivery Date, such delay shall be an event of default and Owner shall be permitted to terminate this Agreement pursuant to the provisions of Section 18.2, subject to Builder’s right to cure such event of default as provided therein.

Article 9PROSECUTION OF THE WORK

9.1Builder’s Obligations.  Builder shall provide at no charge other than the Contract Price all things required for the complete performance of the Work, except for such items as are

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specifically required by the Contract Documents to be furnished by Owner.  If Owner exercises its one or more of its options for any of the items identified in the Specification as “Options,” then such items shall be included in the Work, subject to a Change Order agreed in accordance with Article 10.

9.2Allocation of Costs of Services and Stores.

(a)

Except where expressly stipulated to the contrary, Builder shall provide and pay for all labor, overtime labor, standby labor, supervision, design, engineering, planning, construction, methods, Materials and supplies (including fuel, lubricating oils, hydraulic oils, greases, fresh water), tools, equipment, procurement, transportation, taxes, permits and fees and all other facilities and services necessary to complete the Vessel for the Contract Price by the Delivery Date.

(b)

Owner shall take over and pay for, at Builder's documented cost, reasonable amounts of all stores remaining aboard the Vessel at the time of the Vessel’s Delivery, excluding fresh water, but including fuel oil, diesel oil, lubricating oil, hydraulic oil, and greases.

9.3Time is of the Essence.  Builder expressly understands that time is of the essence for Owner and that an essential basis of consideration for this Agreement and a fundamental reason why Builder's proposal has been selected and that Owner has entered into this Agreement with Builder is the representation by Builder and the commitment made by Builder in this Agreement that, except for Permissible Delays excused in accordance with the terms of this Agreement, Builder can and will perform the Work and can and will deliver the Vessel by the Delivery Date.

9.4Builder’s Duty of Diligence.

(a)

Builder to Proceed with Diligence.  Without limitation to Section 9.3, Builder shall at all times prosecute the Work diligently to ensure its completion in full accordance with the Contract Documents within the time required for delivery of the Vessel by the Delivery Date or as soon thereafter as reasonably practicable.

(b)

Builder to Furnish Sufficient Workers and Resources.  Builder shall at all times furnish sufficient numbers or amounts of properly skilled and qualified workers, acceptable Materials and equipment and adequate services and tools and equipment necessary for the Work and the delivery of the Vessel by the Delivery Date or as soon thereafter as reasonably practicable.  Builder shall not fail to allocate all necessary and available resources as reasonably

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practicable to the timely completion of the Work to prevent or alleviate any actual or potential delay under any circumstances.
(c)

Builder to Prioritize Completion.  Builder expressly agrees it will not take, or fail to take, any action based on an assumption that the payment of liquidated damages would be more economically advantageous for Builder than the cost of allocating necessary available resources to the construction of the Vessel that, if so allocated would prevent or lessen any delay in the delivery of the Vessel.

(d)

Owner’s Right to Equitable Relief.  Builder acknowledges and agrees that a breach by Builder of its obligations under this Section 9.4 would present irreparable harm to Owner and Owner shall have the right to seek equitable relief, including an injunction, to prevent or rectify any such breach by Builder.

9.5Builder’s Standard of Performance Generally.  Builder shall perform all of the Work in a good and workmanlike manner and in accordance with the Classification Society rules and standards set forth in the Specifications, Contract Documents, and the requirements of the governing Regulatory Authorities.  Builder shall require its Subcontractors and Suppliers to perform to the same standard of performance.

9.6Builder’s Standard of Engineering Performance.  Builder shall provide all engineering and design services required for the performance of the Work utilizing Good Shipbuilding Practice and the generally accepted standard of care, skill, and diligence as would be provided by an engineering or naval architecture firm experienced in supplying engineering or naval architecture services nationally to the United States’ maritime industry.

9.7Builder’s Duty Regarding Certification and Sealing.  Builder shall ensure that all Work requiring certification shall be duly certified, and that all designs requiring sealing shall be sealed by professional engineers licensed and properly qualified to perform such engineering services in the appropriate jurisdiction.

9.8Builder to Furnish.  Builder is responsible to provide a suitable location at its Shipyard for the full and timely construction of the Vessel together with all labor, management, tools, equipment, Materials, services, and fees necessary for the construction, completion, inspection, and certification of the Vessel.  Without limitation to the foregoing or to the provisions of Section 9.9, Builder also agrees to furnish a suitable location for the storage of OFE in accordance with Good Shipbuilding Practice, including without limitation the protection of OFE from the elements, theft, and damage as may be required by the nature of specific OFE.

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9.9Duties with Regard to OFE.

(a)

Exhibit B attached hereto identifies all OFE and vendor furnished information for OFE, together with the fair market value of such equipment and appurtenances for use in determining the policy value of Builder’s Risk Insurance under Section 15.1(c).  The cost of Builder’s Risk Insurance for OFE (for values shown in Exhibit B) shall be for the account of and paid by Builder.  If Owner requests Builder to place additional insurance, the cost to Owner will be Builder’s incremental cost for such additional insurance.  OFE and vendor furnished information shall be delivered at Owner’s risk (as between Owner and Builder), free of cost and expense, including the payment of any applicable sales, use or excise taxes, to Builder at Builder’s Shipyard in the proper condition ready for installation in or on the Vessel by the dates set forth in Exhibit B.

(b)

Builder shall receive, store, protect, and insure all OFE to be incorporated into the Vessel delivered to the Shipyard, provided, always, that Builder shall not be responsible for quality, efficiency and/or performance of any OFE.  Upon receipt of such OFE at the Shipyard, Builder shall inspect for, and note on the carrier’s receipt, any shipping damage that is reasonably ascertainable upon a reasonable examination of the item, material, and packaging, and check that the item or material conforms to the applicable Bills of Lading with regard to item description and quantity.

(c)

Upon delivery of each item of OFE to the Shipyard, as soon as possible, but not later than the following Working Day, Builder shall notify Owner’s Representative of such delivery.  Upon such notification, Owner’s Representative shall, at Owner’s expense and risk, inspect such OFE.

(d)

Builder shall have the duties of a bailee with respect to all OFE in Builder’s custody, and Builder shall be liable to Owner to the extent of available insurance coverage for any damage to, or loss of, any OFE while in Builder’s custody howsoever occurring, excepting from acts or omissions of Owner.

(e)	Provided that Builder has complied with the obligations of this Section 9.9, Builder shall not be liable for any damage to an item of OFE for loss or damage arising prior to delivery to the Shipyard.
(f)	Owner shall be responsible for providing Builder accurate values of all OFE upon Builder’s request.

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(g)

To facilitate installation or loading by Builder of OFE in or on the Vessel, Owner shall furnish Builder with the necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates for such OFE as may be required by the Regulatory Authorities or otherwise.

(h)

Owner shall, without charge to Builder, engage the representatives of the manufacturers of the OFE to provide supervision during the installation of the OFE, without limitation to Builder’s responsibilities under this Agreement.

(i)	Owner shall be responsible for the testing and commissioning of the OFE, and Builder shall provide reasonable assistance in connection with such testing and commissioning.
(j)

If Builder discovers any error in the necessary specifications, plans, drawings, instruction books, manuals, test reports and certificate with respect to any OFE, Owner shall be responsible for the cost and schedule impacts of any modifications to the Vessel made necessary as a result of such error for Builder to be able to install and test such OFE.

(k)

Any and all of the OFE shall be subject to Builder’s reasonable right of rejection, as and if such OFE may be found to be unsuitable or in an improper condition for installation. However, if so requested by Owner, Builder may propose a Change Order to repair or adjust the OFE pursuant to Article 10, without prejudice to Builder’s other rights hereunder.

(l)

Should Owner fail to deliver any of the OFE within the time designated, the period of such delay in delivery shall be a Permissible Delay under Article 16, to the extent that such delay affects the Delivery Date and the effects of the delayed delivery cannot reasonably be avoided or otherwise recovered in the Project Schedule.  In addition, Owner shall be responsible to reimburse Builder for all losses and damages incurred by Builder by reason of such delay in delivery of the OFE, with such Permissible Delay and reimbursement documented as a Change Order pursuant to Article 10.  If a delay in delivery of any of the OFE exceeds [***], then Builder shall consult with Owner regarding proceeding with construction of the Vessel without installation of such late OFE in or on the Vessel, subject to agreement pursuant to Article 10, and Owner shall not refuse to take delivery of the Vessel for failure to install such late OFE.  Such process shall be without prejudice to Builder’s other rights as provided herein.

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(m)	Builder shall not be deemed to have extended to Owner any warranty as to OFE other than the warranty of workmanship in the installation thereof, as set forth in Article 14.

9.10Compliance with Regulatory Authorities.

(a)

Builder to Comply with Regulatory Authorities.  Subject to Article 21, Builder will comply with, and construct the Vessel to comply with, all applicable requirements of governing Regulatory Authorities in effect as of the Effective Date.

(b)	Regulatory Fees. All fees and charges of a Regulatory Authority, including fees and charges for inspection of the Work shall be for the account of and paid by Builder.
(c)

Changes Necessary for Compliance.  If after the Effective Date Builder becomes aware that any portion of the Contract Documents do not comply with any rules, regulations, or requirements of the Regulatory Authorities, Builder shall promptly notify Owner of such non-compliance.  Any alterations in the Work required to correct such non-compliance shall be addressed through a Change Order in accordance with Section 10.6.

9.11Owner’s Review of Plans and Drawings.

(a)

List of Plans and Drawings.  Within [***] after the Effective Date, the Parties shall mutually agree upon a list of the plans and drawings for the Vessel to be submitted by Builder to Owner and the submittal schedule therefor.  Builder shall submit electronic copies of such plans and drawings in English to Owner and Owner shall have [***] to review and comment.

(b)

Owner Review of Plans and Drawings.  Owner shall, within such [***] period, return to Builder electronic copies of such plans and drawings with Owner’s comments, if any.  In the event that Owner shall fail to return such plans and drawings to Builder within such [***] period, Owner will be deemed to have no comments on such plans and drawings.

(c)

Builder to Respond to Comments.  Builder shall respond to Owner’s comments within [***] of receipt.  In the event that Builder shall fail to respond to Owner’s comments within such [***] period, such comments shall be deemed to have been accepted.

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(d)

Changes to Plans and Drawings.  Any request by Owner for changes to any plans and drawings, other than those changes required to comply with the Specifications, Good Shipbuilding Practice, or requirements of the Regulatory Authorities in effect as of the Effective Date, shall be handled as a request for a Change Order in accordance with Article 10.

(e)	Any plans which subsequent to Owner’s comments require alteration shall be resubmitted to Owner for comments, if any, on the alteration and its impact in accordance with this Section 9.11.

9.12Installation of Materials.

(a)

Builder to Install Materials.  Builder will provide and/or install and commission all Materials shown in the Specifications, including the installation of OFE, except those items which the Specifications state are to be installed by Owner or its separate contractors.

(b)

Reasonable Assistance with Other Installations.  With respect to such items to be installed by Owner or its separate contractors, Builder shall provide reasonable assistance with respect to such installation in accordance with the Contract Documents and the Project Schedule.

9.13Installation and Commissioning of Equipment.  Builder shall allow sufficient time and working area to allow the timely and safe installation and commissioning of all equipment and the loading of supplies prior to the Vessel’s departure voyage.

9.14Builder is an Independent Contractor.  The Parties agree and understand that Builder is an independent contractor in the performance of the Work, maintaining complete control of its workers, the worksite, and its operations.  Neither Builder nor anyone employed, engaged, or subcontracted by Builder shall become an agent, representative, servant, or employee of Owner in the performance of the Work or any part of it.  Subject to Owner’s rights upon the occurrence and during the continuation of an event of default under Article 18, Owner shall have no right or authority to supervise, direct, or instruct Builder’s personnel or to bind Builder in any way to any third party.

9.15No Agency.  This Agreement does not convey any agency authority on Builder, and Builder shall have no authority whatsoever to act on behalf of Owner or to bind Owner in any way, except as may be provided expressly elsewhere in this Agreement or in separate documents for specified purposes.  Builder expressly agrees that it shall not attempt or purport to act on behalf of Owner without Owner’s prior express written authorization.

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9.16Builder’s Right to Subcontract.  Builder shall be responsible for completion of the Work as a whole.  Builder may allocate certain portions of the Work to be performed under subcontracts or similar agreements between Builder and Subcontractors, and Owner shall have no liability for such subcontracts or similar agreements.  Nothing contained in the Contract Documents shall create any contractual relationship between Owner and any Subcontractor.

9.17Designation of Subcontractors and Suppliers; Makers List.

(a)

Makers List.  A list of acceptable Suppliers and Subcontractors for Materials and services to be provided in connection with the Work is set forth as an addendum to the Specifications (such list, the “Makers List”).

(b)

Sole Acceptable Subcontractors or Suppliers.  In the event that the Makers List identifies a sole acceptable Subcontractor or Supplier, and such Subcontractor or Supplier presents pricing or terms different from those advised to Builder by Owner prior to the Effective Date and set forth in Exhibit N, then the Parties shall consult and cooperate to resolve the discrepancy through communications with the selected Subcontractor or Supplier, selection of an alternative Subcontractor or Supplier, or such other actions as may be mutually agreed.  Any change in the price shall be for the account of Owner, and the Parties shall execute a Change Order to document any such difference in price, impact on the Project Schedule, or change in terms.

(c)

Builder to Select Suppliers and Subcontractors. Builder shall have the right to select any of the Suppliers and Subcontractors listed on the Makers List.  Builder may also select additional Suppliers and Subcontractors not listed on the Makers List, subject to Owner’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.  Builder shall be responsible for the price and schedule impacts and any technical deficiencies of any Builder-selected Supplier or Subcontractor.

(d)	Notice of Selection of Suppliers and Subcontractors. Builder will advise Owner of individual Suppliers and Subcontractors selected by Builder at least [***] prior to any order being placed.
(e)

Owner’s Right to Designate Suppliers and Subcontractors.  If Owner requests Builder to order any Materials or services from a Supplier not selected by Builder from the Makers List, or to use any Subcontractor not on the Makers List, Builder will take reasonable steps to comply with such request, but Builder may refuse to comply with the request unless Owner assumes the responsibility for possible technical deficiencies, if any, compared with the

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Builder-selected Supplier or Subcontractor.  Any change in cost or impact on the Project Schedule resulting from such designation by Owner after the Effective Date shall be made in accordance with Article 10.

9.18Subcontractor and Supplier Lien Waivers.  Builder shall require all Subcontractors and Suppliers to waive any claims of liens against the Vessel and Materials through its standard subcontracting and purchasing terms and conditions.

9.19Purchase Technical Specifications.  Builder shall furnish to Owner at its request a copy of the specifications issued to Material Suppliers and Material Subcontractors in connection with the Work (the “Purchase Technical Specifications”).  Builder shall also cooperate with Owner as requested with regard to the identification and specifications of spares.

Article 10CHANGE orders

10.1Owner’s Right to Change Orders.  Owner reserves the right to make any deductions from or additions to the Work on giving due notice in writing to Builder.  Builder shall be obligated to accept and perform any such change to the Work proposed by Owner unless such change to the Work is not reasonably feasible or would adversely impact Builder's production schedule [***] or any other vessels under contract to be constructed by Builder.

10.2Effect of Change Orders.  The cost of any such changes and the impact of such changes are to be agreed upon in advance by Owner and Builder, and added to, or deducted from the Contract Price.  If any such change will affect the Delivery Date of the Vessel, the Delivery Date shall be adjusted accordingly.

10.3Change Order Process.

(a)

Preparation of Change Order.  Builder shall submit a Change Order form to Owner setting out a statement of the amount of increase or reduction to the Contract Price on a firm fixed-bid basis, and any adjustment to the Delivery Date as a consequence of the proposed changes to the Work.  The Change Order form to be utilized is attached hereto as Exhibit F.  Builder shall provide documentation of the basis of its price for the Change Order and the proposed adjustment to the Delivery Date.  Builder shall not implement any proposed changes to the Work until the Change Order form is approved by Owner in writing.

(b)

Approval of Change Order.  Owner shall reply to the proposed Change Order within [***], noting its agreement or disagreement.  If Owner fails to state its disagreement in writing within [***], then Owner shall be deemed to have

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approved the Change Order and Builder shall note that deemed approval on the Change Order form.
(c)

Execution of Change Order.  Each approved Change Order shall be signed by both Parties, numbered, and made a part of this Agreement.  Copies of the executed Change Order form shall be exchanged by the Parties.

10.4Project Schedule Updates Due to Change Order.  Builder shall document the changes to the Work required by an approved Change Order in the Project Schedule as soon as possible and shall perform the changes to the Work subject to the applicable provisions of the Contract Documents as promptly as possible unless otherwise provided in the Change Order.

10.5Change Order Upon Agreed Changes.  When Owner and Builder agree on adjustments in the Contract Price and/or adjustments of the Delivery Date, or Modifications in the Specifications or any Contract Documents or otherwise reach agreement upon the adjustments, such agreement shall be effective only upon execution of an appropriate Change Order, signed by the authorized signatories identified in Section 23.3.

10.6Builder’s Right to Propose Change Orders.

(a)

Change in Rules or Regulations of Regulatory Authority.  Builder may propose a change in any part of the Work due to an Announced Regulatory Amendment or other change in the regulations or rules of a Regulatory Authority after the Effective Date that may require changes to the Contract Documents.  If the Parties are unable to agree to the necessity for such change, or the amount of adjustments to the Contract Price or Delivery Date, Builder may proceed with such change, pursuant to the procedure set out in Section 10.7.

(b)

Errors in the Basic Design.  Builder may propose a change in any part of the Work made necessary to complete the Work due to any error, omission, defect, or failure in the Basic Design as provided by Owner to Builder.  If the Parties are unable to agree to the necessity for such change, or the amount of adjustments to the Contract Price or Delivery Date, Builder may proceed with such change, pursuant to the procedure set out in Section 10.7.

(c)

Improvements to the Work.  Builder may also propose a change in any part of the Work that in Builder’s judgment would result in an improvement to the Work or its performance, or for any other reasonable purpose.  If Builder wishes to make such a proposal, Builder shall give Owner written notice in the form of a proposed Change Order.  Builder may not make any changes to the proposed Work until the Parties reach agreement on the Change Order in

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accordance with Sections 10.3 through 10.5, except in an emergency endangering life or property, in which case Builder may proceed.

10.7Change Order Disputes.  If Owner and Builder cannot agree on whether certain matters constitute a Change Order, whether a Change Order is required under Section 10.6(a), or the amount of the adjustments in the Contract Price and/or the Delivery Dates of a Change Order proposed under Sections 10.3 or 10.6, then such dispute shall be submitted to resolution pursuant to Article 27 and: (i) in the case of a Change Order under Section 10.6(a), Builder may proceed with the Change Order; and (ii) in all other cases, Owner shall have the right to direct in writing that Builder proceed with the Change Order, subject to Section 10.1.  Without prejudice to each Party’s position in such dispute, in each such instance, the work or other matters contemplated by the proposed Change Order shall be done on the following basis:

(a)	the Contract Price will be provisionally adjusted on a time and materials basis in accordance with Section 10.8;
(b)	the Project Schedule will be provisionally adjusted based upon Builder’s estimate of the impact of the Change Order on the Delivery Date;
(c)	the dispute concerning the adjustments to the Contract Price and/or the Delivery Date shall be noted on the Change Order form; and
(d)

The provisional adjustments in the Contract Price and/or the Delivery Date are temporary and shall be superseded by the final adjustments in the Contract Price and/or the Delivery Date as determined in accordance with the dispute resolution procedures in Article 27.

10.8Charges on Time and Materials Basis.  Any Work performed on a time and materials basis under this Agreement shall be done at a standard rate of [***] for all such work.  Materials and third-party costs shall be charged at [***].

10.9Change Order Time and Charges – All Included.

(a)

All Costs Included.  Each approved Change Order shall be deemed to include all direct and indirect costs, including delay, local disruption, cumulative disruption, cumulative impact, acceleration, and like costs associated with, resulting from, or incidental to an approved Change Order, including all such costs that may be incurred by Builder, its Subcontractors and its Suppliers.

(b)

Waiver of Claims for Additional Costs or Delays.  Builder agrees that upon its acceptance of an approved Change Order, Builder shall be deemed to waive and release all claims against Owner for any and all additional costs or delays

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to the Delivery Date, including without limitation costs and delays based on any legal or equitable theory such as cumulative disruption or cumulative impact theories, resulting from an approved Change Order, subject to Article 16.

10.10Payment for Change Orders.  Except as otherwise agreed or provided in this Section, payment for Change Orders shall be done in accordance with Section 4.14.  For Change Orders done on a time and materials basis pursuant to Section 10.8, the accrued charges shall be paid concurrently with the next Interim Installment Payment, subject to reasonable documentation of the time and materials expended by Builder.

10.11Requirement for Executed Change Order.  No change in the Work under this Agreement, whether by way of alteration or addition to or deletion of the Work, shall be the basis of a change to the Contract Price or a change in the Delivery Date unless and until such alteration or addition or deletion has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article and the Contract Documents.  In no event shall Builder be obligated or authorized to perform any changes to the Work upon verbal or written direction of Owner which is not in conformity with the requirements of this Article and this Agreement.

Article 11OWNER’S REPRESENTATIVE

11.1Designation of Owner’s Representative.  Owner shall designate in writing a Person to represent and act on behalf of Owner at the Shipyard as Owner’s Representative.  Such designation shall state any limits on the authority granted by Owner to Owner’s Representative.  Owner’s Representative may be assisted by assistants or consultants notified in writing by Owner to Builder, who shall be subject to the same access rights and restrictions as Owner’s Representative in connection with their duties at the Shipyard.  Owner’s Representative may designate in writing one or more deputies to act on behalf of Owner’s Representative during any period that Owner’s Representative may be unavailable.

11.2Builder to Provide to Owner’s Representative.  During the whole of the period of construction until Delivery of the Vessel or termination of this Agreement, whichever comes first, and for a reasonable period of time thereafter to permit the winding up of activities, Builder shall provide to Owner’s Representative facilities and access to inspect the Vessel, the Material, workmanship, plans, tests, and movements, wherever located.  Builder shall provide a suitable office for up to six (6) of Owner’s personnel equipped with customary office fittings, including a meeting table, a drawing table, desks, chairs, locking file cabinets, private telephone with voice messaging, private scanner, printer, copy machine, secure business-grade LAN or Wi-Fi internet connection, and heat and air conditioning; provided that long distance charges are to be billed to

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Owner.  During the testing and commissioning phase of the Work, Builder shall provide such suitable office space for up to a total of sixteen (16) of Owner’s personnel. It is understood that a single office at the Shipyard that complies with the above requirements will satisfy the requirements to furnish an office under this Section 11.2 with respect to both the Initial Vessel and the ROFR Vessel.

11.3Owner’s Representative to Observe Shipyard Rules.  Owner’s Representative or Owner’s other agents, contractors, and employees shall observe the rules and regulations prevailing at the Shipyard and Builders’ Subcontractors’ facilities, including, without limitation, all standard security, safety, and environmental policies and procedures, and also shall comply with all applicable federal, state, and local safety and environmental laws and regulations.  Builder may deny access to the Shipyard or its Subcontractor’s facilities to Owner’s Representative or Owner’s other agents, contractors, or employees, only if such Persons fail to comply with Builder’s or such Subcontractor’s health, safety and environmental policies or security requirements, have been previously denied access to the Shipyard or its Subcontractors’ facilities for a safety, insubordination or similar incident, or otherwise unreasonably interfere with Builder’s timely performance of the Work.  In such an event, Builder shall promptly advise Owner, stating the specific cause(s), of the denial of access.

11.4Owner’s Representative to Have Access.  Owner shall endeavor to assure that the Owner’s Representative carries out such person’s duties hereunder in accord with the normal shipbuilding practices of Builder and in such a way as to avoid any undue interference with the Work.  Subject to Section 11.3, at any time during which the Work is being done on the construction of the Vessel, Owner’s Representative shall be given free and ready access to the Vessel, its engines and accessories, and to any other place where the Work is being done, or Materials are being processed or stored, in connection with the Work, including the Shipyard, workshops, stores and offices of Builder, and the premises of Subcontractors of Builder who are doing the Work or storing Materials in connection with the Work.

11.5Use of Builder’s Equipment. With the exception of personal protective equipment as may be provided by Builder to visitors at the Shipyard, Owner shall obtain Builder’s prior written agreement to the use by Owner’s Representatives or Owner’s other employees, officers, crew, subcontractors, or other persons acting on behalf of Owner, of any of Builder’s or Subcontractors’ equipment, tools, devices, apparatus or other personal property.

Article 12OWNER’S RIGHT OF INSPECTION

12.1Right to Examine the Work.  Owner’s Representative and Owner’s other authorized agents shall be entitled to examine the Vessel and the Work during construction at the Shipyard and all other facilities used in the Work, at all reasonable times upon reasonable notice.

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12.2Testing Upon Installation.  Upon installation of any of the Vessel’s machinery, equipment and systems, Builder shall cause each item to be tested to ensure its proper operation.  Materials and consumables necessary for operational testing, including but not limited to fresh water, fuels, oils, greases, filters, hydraulic fluids, shall be furnished by and for the account of Builder.

12.3Prompt Inspection.  All completed milestones of the Work and the workmanship and Material required under this Agreement shall be inspected promptly by Owner and promptly accepted or rejected in accordance with the Contract Documents.  Failure to object will not prevent Owner from later identifying defects in accordance with the terms of the Warranty under Article 14.

12.4Handover of Manuals and Equipment Information.  Builder shall hand over to Owner user’s manuals, calculations, drawings, recommended maintenance intervals and procedures, and recommended spares lists applicable to machinery, equipment, and systems as they are installed or as soon as possible thereafter to facilitate Owner’s inspections and preparations for such machinery, equipment, and systems.  Without limitation to the foregoing, Builder shall provide Owner with any standard commercially available operating and maintenance manuals with respect to all equipment installed in the Vessel in accordance with the quantities set forth in the Specifications.

12.5Scheduling Tests and Inspections.

(a)

Builder to Schedule.  Builder shall schedule for and carry out tests, inspections, and approvals of portions of the Work required by the Contract Documents or by applicable laws, ordinances, rules, regulations, or orders of Regulatory Authorities at appropriate times under the Project Schedule.  Builder shall exercise reasonable efforts to schedule tests and, inspections between the hours of 7:00 am and 18:00 pm on workdays.

(b)

Builder to Give Notice.  Builder shall give reasonable advance notice to Owner’s Representative of the date, time and place of all tests, Trials, inspections, and approvals.  For purposes of this Subsection, “reasonable advance notice” means:

(i)In the case of routine non-destructive testing carried out as part of the Work and reflected on the Project Schedule, Builder shall give at least twenty-four hours’ prior notice to Owner’s Representative;

(ii)In the case of other tests, Trials, inspections, and approvals at the Shipyard, Builder shall endeavor to give at least [***] prior notice or as

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otherwise agreed with Owner’s Representative with regard to specific events or types of events;

(iii)In the case of Trials, tests, inspections, and approvals conducted away from the Shipyard, Builder shall endeavor to give at least [***] prior notice.

(c)	Builder to Furnish. Builder shall furnish Owner’s Representative an electronic copy of test procedures, related drawings and technical data required to carry out the test or inspection in English.

12.6Builder to Make Arrangements, Bear Costs.  Unless otherwise provided, Builder shall make all necessary arrangements for such tests, inspections, and approvals, and shall bear all related costs, including the costs of fuels, lubricants, and consumable fluids used in the cleaning and testing of the Work. Builder and Owner each shall bear its own costs for participation in any tests or inspections.

12.7Onboard Testing and Trial Procedures.  Builder shall set out the onboard testing and trial procedures in cooperation with Owner.  Builder shall give a list of inspection items to Owner for Owner’s reference.

12.8Regulatory Tests and Inspections.  The necessary tests and inspections of the Vessel, its machinery, equipment, and outfitting as may be required by the Regulatory Authorities, or as otherwise agreed by the Parties, shall be carried out by the Regulatory Authorities as required throughout the period of construction.  Owner’s Representative shall have the right to attend such tests and inspections.

12.9Owner’s Waiver of Right to Attend.  A failure by Owner to have Owner’s Representative or other duly qualified agent present at tests, inspections, and approvals after due notice shall be deemed to be a waiver of Owner’s right to attend such tests, Trials, and inspections.

12.10Additional Testing.

(a)

Owner’s Right to Require Additional Testing.  If Owner determines that portions of the Work require additional testing, inspection, or approval not included under Section 12.2, Owner will instruct Builder to make arrangements for such additional testing, inspection, or approval by an entity acceptable to Owner, and Builder shall give at least [***] notice to Owner of when and where such tests, inspections, and approvals are to be made so that Owner may observe such procedures.

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(b)	Additional Costs and Delays.
(i)	Owner shall bear the initial cost of such additional tests, inspections, and approvals.
(ii)

If any testing, inspection, or approval conducted by Builder as provided in this Section affirms that Builder’s workmanship is acceptable under the Contract Documents, then if such testing, inspection, or approval caused a delay to the critical path, Builder shall receive an adjustment of the applicable Delivery Date, at Builder’s option, for the Days of Work lost as a result of such testing, inspection, or approval.

(iii)

If any testing, inspection, or approval conducted by Builder as provided in this Section 12.10 discloses that any methods or means of construction or material or workmanship are not acceptable under the Contract Documents, Builder shall reimburse Owner for the costs of such tests, inspections, and approvals, including the costs of related labor and facilities, and shall remedy the Work so as to comply with the Contract Documents.

12.11Notice of Non-Conformity.  In the event that Owner’s Representative discovers any construction, Material, or workmanship that does not conform to the requirements of this Agreement and/or the Specifications, Owner’s Representative shall give Builder a notice in writing of such non-conformity within [***].  Upon receipt of such notice from Owner’s Representative, Builder shall correct such non-conformity, unless Builder disputes the claimed non-conformity, in which case the matter shall be resolved in accordance with Article 26.  If a claim of non-conformity is found to be unsubstantiated, then any delay caused by such claim shall be a Permissible Delay.

12.12Acceptance of Work.  If Owner’s Representative does not notify Builder of any non-conformities in accordance with Section 12.11, such lack of notice shall be deemed an acceptance of the Work tested, tried, or inspected.

12.13No Waiver of Builder’s Contractual Obligations.  Neither the observations of Owner, nor any failure by Owner to notify Builder of a non-conformity, nor acceptance of Work tested, tried, or inspected, shall be deemed to relieve Builder of its obligation to deliver the Vessel in compliance with the Contract Documents and to remedy any warranty defects identified during the Warranty Period in accordance with Article 14.

12.14Certificates of Testing.  Subject to any contrary provisions of the Contract Documents, Builder shall promptly obtain and deliver to Owner all required certificates of testing, inspection, or approval.

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Article 13TRIALS AND DELIVERY

13.1Trials.

(a)

Factory Acceptance Tests.  Unless otherwise agreed, Builder shall attend Factory Acceptance Tests for long-lead time items as identified in the Makers List.  Builder shall provide to Owner a schedule of Factory Acceptance Tests and, for any Factory Acceptance Tests selected by Owner as identified in the Makers List, shall at a minimum give notice of each such Factory Acceptance Test in accordance with Section 12.5(b).

(b)

Dock Trials.  Upon completion of the Work on the Vessel, Builder shall launch, commission, and conduct Dock Trials of the Vessel at Builder’s cost and expense to demonstrate that the Work and all the Vessel’s machinery, equipment and systems operate in accordance with the Contract Documents.

(c)

Sea Trials.  Upon satisfactory completion of Dock Trials, and satisfactory correction of any defective or non-compliant Work, Builder shall take the Vessel on Sea Trials immediately prior to its intended delivery to Owner to demonstrate that the Vessel and its machinery, equipment, and systems operate satisfactorily while the Vessel is in service and that Builder has constructed the Vessel in accordance with the Contract Documents and all applicable requirements of the Regulatory Authorities.

(d)	Notice of Trials. Builder shall give Owner not less than [***] advance written notice of the scheduled dates for Trials.
(e)

Owner Attendance at Trials.  Owner shall have the right to have a reasonable number of authorized representatives present at Dock Trials and Sea Trials, not to exceed [***], unless otherwise agreed.  Builder may, after due notice as described above, conduct Dock Trials and Sea Trials without the presence of the Owner's Representative or other authorized representative of Owner, provided that the Classification Society and the Coast Guard are present.  If Owner fails to attend Dock Trials or Sea Trials, Owner shall be obligated to accept the results of such Trials on the basis of a certificate of Builder, confirmed by the Classification Society and the Coast Guard, stating the results of such Trials.

(f)	Locations of Trials. Builder shall secure any space necessary to carry out the Trials and operate any system of the Vessel as required herein.

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(g)

Weather During Sea Trials. Sea Trials shall be carried out under weather conditions deemed favorable enough in the judgment of Builder, subject to approval by Owner.  In the event of unacceptable weather on a date specified for Sea Trials, Builder shall conduct such Sea Trials on the first available day thereafter with suitable weather.  If the weather during Sea Trials should become unacceptable and preclude the continuation of Sea Trials, then Sea Trials may be discontinued and resumed on the first favorable day thereafter, unless Owner agrees in writing to accept the Vessel on the basis of the Sea Trials conducted before such discontinuance.  Any delay in Sea Trials caused by unacceptable weather shall be deemed a Permissible Delay pursuant to Article 16.

(h)

Conduct of Sea Trials. All expenses in connection with Sea Trials are for the account of Builder and Builder shall provide at its own expense the necessary crew to comply with conditions of safe navigation.  Sea Trials shall be conducted in the manner prescribed in the Specifications, and shall prove fulfillment of the performance requirements for Sea Trials as set forth in the Specifications.  The course of Sea Trials shall be determined by Builder.

(i)	Preservation of Obligations. The foregoing shall be without limitation or relief of any of Builder’s obligations under this Agreement.

13.2System Tests.

(a)

Retained Amount Pending System Tests.  The Parties recognize that the Vessel’s rock placement system (“Mission System”) can only be effectively tested by loading a quantity of rock material into the Vessel’s holds, transporting rocks from the holds to the fall pipe system, and discharging the rocks through the fall pipe system, and that such testing cannot be completed until after the time of Delivery when the Vessel has commenced work on its first rock placement project.  Accordingly, Owner shall withhold from the Delivery Payment the sum of [***] (the “Retained Amount”) until such time as the Mission System has been tested (such tests, the “System Tests”) and has been determined to have been installed by Builder in accordance with the Specifications.  Owner agrees that the System Tests will be performed no later than [***] following Delivery (excluding time lost due to warranty issues for which Builder is responsible).  If the System Tests are not performed within such time, the Retained Amount shall be released, and any deficiencies in the installation of the Mission System shall be treated as a Warranty Defect under Article 14.

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(b)

Notice of System Tests.  Owner shall give Builder not less than [***] notice of the scheduled date for the System Tests, and Builder shall have the right to attend the System Tests.  Owner shall notify Builder of the results of the System Tests and of any defects in the installation of the Mission System within [***] of the date of completion of the System Tests.  If Owner does not notify Builder of a defect in the installation of the Mission System within such time, Owner shall pay the Retained Amount to Builder.

(c)

In the Event of Defects Found During System Tests.  If Owner notifies Builder of any defects in the installation of the Mission System discovered during the System Tests, Builder (with Owner’s reasonable cooperation) shall remedy such defects as soon as possible in accordance with Article 14. The period of time required for such repairs shall count as a delivery delay for purposes of determining liquidated damages payable to Owner pursuant to Article 17; provided, however, that in no event shall (i) the liquidated damages attributable to such defects in the installation of the Mission System discovered during the System Tests exceed the Retained Amount; (ii) the total liquidated damages exceed the maximum liquidated damages set forth in Section 17.7; or (iii) the period of time required for such repairs count as a delivery delay for purposes of determining Owner’s termination right pursuant to Section 17.9.  Upon satisfactory remediation of defects in the installation of the Mission System by Builder, Owner shall pay the Retained Amount to Builder, less any amount of liquidated damages incurred as a result of the Mission System installation repair delay. Builder shall not be responsible for the quality, efficiency, and/or performance of the Mission System except for its proper installation.

13.3Regulatory Examinations During Trials.  During any Trials, the Vessel may be examined or inspected by the Regulatory Authorities, Builder and Owner.

13.4Owner Notice of Complaint Concerning Completion of Work.  Owner shall notify Builder of any complaint as to the satisfactory completion of the Work promptly, and in any event within [***] after conclusion of each Trial.  Such notice shall be in writing and shall set forth the nature and character of the complaint in sufficient detail to fully apprise Builder of the basis of the complaint.  If Builder agrees that Owner has a valid complaint as to the unsatisfactory completion of the Work, Builder shall resolve the complaint so that the Work conforms with the Contract Documents.  When the inspection is complete and complaints, if any, are satisfactorily resolved, the Work and the Vessel will be complete and accepted in writing by Owner, subject to Owner’s warranty rights under Article 14.

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13.5Builder Dispute of Complaint.  If Builder disputes a complaint, the Parties shall seek to resolve the dispute through good faith discussions between the Parties.  If such good faith discussions fail to resolve the issue, then the Parties shall resolve the matter in accordance with Article 27 of this Agreement.

13.6Actions Pending Dispute Resolution.  During the pendency of any such dispute, Owner shall have the right to give written direction to Builder to resolve Owner’s complaint as directed by Owner.  Upon such direction from Owner, Builder shall perform all Work necessary to resolve Owner’s complaint in accordance with such written direction, and Owner shall provisionally pay Builder for such Work on a time and material basis as set forth in Section 10.8 and the Delivery Date for the Vessel shall be provisionally adjusted by the number of Days of the Work required by the compliance with Owner’s written direction. If the resolution of the dispute determines that the disputed Work was not required by the Contract Documents, then such Work shall be deemed to have not been part of the Contract Price and Builder shall be entitled to retain such payment and the adjustment of the Delivery Date shall be deemed final.

13.7Builder to Reimburse if Complaint Sustained.  If the resolution of the dispute determines that the disputed Work was required by the Contract Documents, then such Work shall be deemed to have been part of the Contract Price and Builder shall be deemed to have been required to correct such Work at Builder’s sole cost and expense, including costs of such additional testing and Trials as may have been required to complete such Work in accordance with the Contract Documents.  In such case, Builder shall reimburse Owner for all such correction costs previously paid to Builder and pay any liquidated damages for delay for each Day by which the delivery of the Vessel was delayed past the Delivery Date.

13.8Shipyard Contract Deficiency Report.  Owner may provide to Builder a Shipyard Contract Deficiency Report in the form of Exhibit K as a means to communicate items that need to be addressed by Builder before Delivery and Acceptance.

13.9Tender for Delivery, Punchlist.  When the Vessel is tendered for delivery by Builder, Owner shall not reject the Vessel for minor non-conformities due to bad workmanship, use of defective Materials or failure to build the Vessel strictly in accordance with the Specifications and Contract Drawings, where such minor non-conformities do not make the Vessel unsuited to the service for which it was ordered and cannot reasonably be expected to affect the approval of the Vessel by Regulatory Authorities or the safety and operational activity of the Vessel, at Owner’s reasonable discretion (such minor non-conformities, “Minor Non-Conformities”).  Owner shall provide Builder with a listing of the Minor Non-Conformities prior to Delivery or as soon as possible thereafter.

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13.10Remedy of Minor Non-Conformities.  Builder shall undertake in writing to remedy such Minor Non-Conformities as soon as possible and within the Warranty Period.  Builder and Owner shall jointly schedule the correction of such remaining Minor Non-Conformities, to be completed as soon as possible.  The value of such remaining Minor Non-Conformities may be negotiated by the Parties and may be reserved from the Delivery Payment, at Owner’s option, pending satisfactory resolution of such Minor Non-Conformities.

13.11Material Non-Conformities.  Builder shall promptly correct all non-conformities other than Minor Non-Conformities (such other non-conformities, “Material Non-Conformities”) and shall advise Owner of such completion.  Owner shall have the opportunity to inspect the Vessel and confirm the correction of Material Non-Conformities prior to accepting the Vessel.

13.12Delivery.  When Builder has corrected all Material Non-Conformities and provided a written undertaking to correct Minor Non-Conformities in accordance with Section 13.10, Owner shall make the Delivery Payment in full as specified in Exhibit M. and shall sign and deliver a Protocol of Delivery and Acceptance, whereupon Builder shall deliver to Owner, at the Shipyard or such other location as mutually agreed, title and possession to the Vessel free and clear of all Liens and encumbrances, excluding any Liens or encumbrances created or suffered to be created by or through Owner or any of its Affiliates or any of their subcontractors or suppliers, together with certificates and documents required pursuant to Section 13.13.

13.13Certificates Due at Delivery.  Not later than the time of Delivery of Vessel, Builder shall execute and/or deliver to Owner the following certifications and other documentation:

(a)	A Builder’s Certificate in the form of Coast Guard form CG-1261, in form and content as may be required to obtain Vessel documentation with a United States coastwise trade endorsement;
(b)	a Certificate of Completion and Delivery in the form of Exhibit E (including the documents listed therein as the Parties agree) stating:

(i)that the Vessel has been completed, subject to Minor Non-Conformities;

(ii)that all Trials and tests have been satisfactorily completed; and

(iii)that the Vessel complies with the Contract Documents and is free from known defects in Builder’s Materials and workmanship;

(c)	final Lien Releases from Builder, in the form of Exhibit D-1;

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(d)

the Detailed Design documentation pertaining to the Vessel as stipulated in the Specifications together with all drawings required to be submitted to Regulatory Authorities (in a native format or as otherwise agreed);

(e)	a Protocol of Delivery and Acceptance in the form set forth in Exhibit I and signed by Builder;
(f)	any other documents set forth in the Specifications; and
(g)

any other documents required by applicable law or by any Regulatory Authority for Owner to have the Vessel documented in Owner’s name and to enable the Vessel to commence operations as a subsea rock installation vessel, inspected under 46 C.F.R. Subchapters I and L, with a United States coastwise trade endorsement (subject to Owner’s qualification therefor), or as may otherwise reasonably be required by Owner (the foregoing documents collectively referred to as the “Delivery Documents”).

13.14Documentation of Completed Vessel.  Owner shall be solely responsible for filing its application for documentation of the Vessel under the United States flag.  Owner shall file a provisional application for documentation within [***] of keel-laying of the Vessel, and shall provide to Builder the United States Official Number for the Vessel upon receipt from the Coast Guard.

13.15Obligation of Delivery.  Builder shall deliver the Vessel to Owner in accordance with this Agreement on or before the Delivery Date, free and clear of Liens as required by Section 4.6.

13.16Location of Delivery.  Delivery shall be made safely afloat at the Shipyard in Philadelphia, PA, or at a location mutually agreed by Owner and Builder.  If Delivery is made at an offshore location, the costs of such offshore delivery will be the subject of a Change Order for the account of Owner.

13.17Effective Date of Delivery.  The date on which Owner delivers the Protocol of Delivery and Acceptance and Builder delivers the documents required by this Article shall be the date of Delivery for purposes of the start of the Warranty Period and the assumption of risk of loss of the Vessel by Owner.

13.18Additional Work.  Owner may also identify additional work and request Builder to provide estimates for such additional work.  Such additional work shall be handled separately from the correction of Minor Non-Conformities and shall be considered service requests.  Any additional work requested by Owner and agreed by Builder shall not delay Owner from accepting

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the completion of the Vessel by execution of a Protocol of Delivery and Acceptance in substantial conformity with the form set forth as Exhibit I and shall not excuse or delay any payments due to Builder under this Agreement, except as otherwise agreed in writing by the Parties.

13.19Failure of Owner to Take Delivery.  If Owner: (i) does not undertake final inspection within [***] of notice from Builder of satisfactory completion of Trials, or (ii) wrongfully refuses to accept Delivery within [***] of completion of a final inspection (including correction by Builder of identified Material Non-Conformities, if any) by failing to make the Delivery Payment, failing to sign the Protocol of Delivery and Acceptance, or otherwise, then, in addition to Builder’s other rights and remedies hereunder, Owner shall assume responsibility for payment of (or reimburse Builder promptly for) all reasonable charges incurred by Builder relating to the insurance, storage, and maintenance of the Vessel at Builder’s Shipyard, pending completion of the Delivery process.

13.20Delivery Dispute.  In the event of a dispute between the Parties as to the condition of the Vessel for Delivery or the obligation of Owner to accept Delivery, all charges relating to the insurance, storage or maintenance of the Vessel during the dispute will be paid by Builder, with final responsibility for such costs to be determined by good faith discussion, mediation, and/or arbitration as provided in Article 27.

13.21Removal of the Vessel. Owner shall take possession of the Vessel immediately upon acceptance of Delivery.  Owner shall remove the Vessel from the Shipyard within [***] of the Vessel receiving its Certificate of Inspection (whether temporary or permanent) from the Coast Guard.  Such period shall be extended as necessary if sailing of the Vessel is delayed due to weather conditions, including storms or ice conditions.  Regardless of any such delay, Owner shall assume responsibility for payment of (or reimburse Builder promptly for) all reasonable charges incurred by Builder relating to the dockage of the Vessel at Builder’s Shipyard.  Owner shall in any event remove the Vessel from the Shipyard within [***] following acceptance of Delivery.

Article 14WARRANTY

14.1Warranty.  Builder warrants that the Vessel shall be delivered in a seaworthy condition.  Builder further warrants that the Work shall be done, and the Vessel constructed, in accordance with the Contract Documents and the Vessel shall be free from defects in workmanship and materials for a period of [***] after the Delivery of the Vessel.  If within [***] after Delivery of the Vessel, any of the Work performed by Builder or its Subcontractors is found to be not in accordance with the requirements of the Contract Documents, Builder shall remedy such Work promptly after receipt of written notice from Owner to do so given in accordance with Section 14.5.  This express warranty specifically excludes damages arising from normal wear and tear, casualty, misuse, neglect, alterations, unauthorized repairs, or minor cosmetic items, and finishes.

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Builder shall not be deemed to have extended to Owner any warranty as to OFE other than the warranty of workmanship in the installation thereof as set forth in this Article 14.

14.2Purchased Equipment Warranties.

(a)

Warranty of Other Equipment.  Any equipment purchased by Builder for installation in the Vessel shall be covered by Builder’s warranty under this Article 14, except as expressly provided otherwise herein.

(b)

Disclaimer of Warranties for Equipment Warranted by Sole Acceptable Supplier.  Builder may, upon written notice to Owner, expressly disclaim any Builder’s warranty for any equipment purchased by Builder from a sole acceptable Supplier pursuant to Section 9.17(b) for installation in the Vessel, but only if: (i) such equipment is covered by a manufacturer’s warranty, (ii) such manufacturer’s warranty is extended to Owner, and (iii) such manufacturer’s warranty commences on the date of Delivery of the Vessel and is applicable for a period of at least [***] after the Delivery of the Vessel.

(c)

Assignment of Manufacturer Warranties.  Upon expiration of the Warranty Period, and to the extent permitted by vendors and subcontractors, Builder agrees to transfer any guarantees or warranties supplied to it by Suppliers and Subcontractors where under the terms of such guarantees or warranties the vendor's or subcontractor’s obligations extend for a period beyond the Warranty Period; provided that Builder may exclude from such assignment any rights against a Supplier or Subcontractor in favor of Builder for guarantee deficiencies and damages within the Warranty Period.  Builder shall advise Owner of the terms of any such guarantees or warranties that are assigned to Owner.

(d)

Documentation.  Builder shall advise Owner of, and deliver the original documentation for, any manufacturer's warranties applicable to equipment or Materials furnished by Builder or its Subcontractors or Suppliers.

(e)

Cooperation on Manufacturer Warranty Claims.  Builder will use commercially reasonable efforts and will cooperate with Owner to enforce any claims with respect to manufacturers’ defects in such equipment that may occur.

14.3Paint Warranties.  Builder warrants that it will purchase paint of good marine quality from Owner’s exclusive paint supplier as identified on the Makers List, and that it will prepare the surface and apply the paint in accordance with the manufacturers’ specifications and

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recommendations.  Except as specifically stated herein, Builder makes no warranty, expressed or implied, with respect to the fitness of the paint for any use or purpose.

14.4Builder’s Warranty Procedures.  Builder has established certain standard warranty procedures for the handling of warranty issues in connection with work done by Builder for its customers, a copy of which is attached as Exhibit M (“Builder’s Warranty Procedures”).  Builder may not amend its Builder’s Warranty Procedures as applicable to this Agreement except upon the prior written agreement of Owner, such agreement not to be unreasonably withheld, conditioned, or delayed.  In the event of a conflict between the express terms of this Agreement and Builder’s Warranty Procedures, this Agreement shall govern.

14.5Warranty Notification.  Within a reasonable time of becoming aware of a warranty claim, but in any event not later than [***], Owner shall issue a Warranty Claim Notification to Builder substantially in the form of Exhibit G or such other form as Builder may request.  In such Notification, Owner should provide as much information as reasonably available, including photographs where possible, in accordance with Builder’s Warranty Procedures.

14.6Builder’s Warranty Obligation.  Subject to Section 14.10, Builder shall repair or replace any defects in its Work that are discovered within the Warranty Period, provided Owner has complied with its written notice obligations.  Builder shall use its commercially reasonable best efforts to effect warranty repairs or replacements without necessitating that the Vessel be removed or prevented from commercial service.  Builder’s warranty obligation under this Section 14.6 includes any work necessary to permit access to the site on the Vessel for warranty repairs or replacements, including but not limited to draining of pipes, cleaning of spaces to make them accessible, marine chemist’s certificates including gas free certificates, and hot work.

14.7Cooperation in Support of Warranty Actions.  Without limitation to any other provision of this Article 10 or Builder’s Warranty Procedures, Owner shall cause the Vessel to be taken to the location of the warranty repairs or replacements under this Article 14, ready in all respects for such warranty repairs or replacements, at Owner’s cost, risk, and responsibility.  Owner shall reasonably cooperate with Builder to facilitate such warranty repairs or replacements.

14.8Warranty Manager.  Builder shall designate a Warranty Manager for the Vessel at least [***] prior to Delivery of the Vessel.  The Warranty Manager shall be familiar with the Work and all Builder's Suppliers, vendors and/or Subcontractors.  Upon receipt of a Warranty Notification, the Warranty Manager will take all reasonable steps to resolve the claim.  Without limitation to the foregoing, the Warranty Manager shall work with Owner's Representative in: (i) understanding the nature of any warranty claim; (ii) coordinating remedies with Builder or Builder's Supplier or Subcontractor; and (iii) assisting to coordinate payments on any third-party vendor or Subcontractor work.

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14.9Warranty on Repaired or Replaced Work.  This warranty shall extend to likewise warrant any replaced or repaired Work through the Warranty Period or for an additional [***] period from the date such replacement or repair of the Work is completed, whichever comes later, but in any event a period not to exceed [***], provided that the replacement or repair is accomplished by Builder or Builder’s Supplier or Subcontractor.

14.10Notice of Vessel Location.  In conjunction with the notice required under Section 14.5, Owner shall give reasonable notice to Builder of the Vessel’s location and the relevant operational issues to enable the Parties to plan cooperatively for the inspection of the warranty claim and necessary repairs and replacements.  Builder may forward or supply replacement parts or materials to the Vessel, unless forwarding or supplying thereof to the Vessel would impair or delay the operation or working schedule of the Vessel.

14.11Repairs On-Site at Vessel Location.  Where the geographical distances and/or operational issues involved make the return of the Vessel to the Shipyard for repairs or replacements under this warranty impractical, Builder may, at its option, inspect such alleged defect(s) and make the necessary repairs or replacement on site at the Vessel’s location.

14.12Owner’s Right of Repair.

(a)

Builder Unable or Unwilling to Make Timely Repairs.  If Builder advises that it cannot or will not be able to make warranty repairs on-site in an expedient manner, or if Builder fails to carry out such inspection, repairs or replacement within a reasonable time, Owner shall have the right to effect the necessary repairs or replacements at other available facilities, and Builder shall reimburse Owner for the costs of such repairs in accordance with this Section 14.12.

(b)

Owner’s Notice to Builder.  In the event that Owner proposes to cause the necessary repairs or replacements to be made to the Vessel at any other shipyard or works than the Shipyard, Owner shall as soon as possible give Builder notice in writing of the time and place such repairs or replacements will be made.

(c)

Builder’s Right of Verification.  Builder shall have the right to verify by its own representative(s) the nature and extent of warranty defects identified by Owner, provided that Builder’s exercise of such right shall not cause delays to the Vessel or impair its operations or working schedule.  After Builder completes or waives such verification, Builder shall promptly advise Owner in writing of its acceptance or rejection of the defects as being covered by the Warranty under this Agreement.

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(d)

Builder’s Payment or Reimbursement.  Upon Builder’s acceptance of the defects as justifying remedy under this Article 14, or upon resolution of a dispute regarding warranty coverage in accordance with the provisions of Article 27, Builder shall, at its election, pay directly for such repairs or replacements, or alternatively reimburse Owner the costs of such repairs or replacements, subject to the limitations in Subsection (g).

(e)

Builder Failure to Take Action on Warranty Claim.  Subject to Article 27, if Builder fails to take action to resolve a warranty claim within [***] of written notice of such claim by Owner as provided pursuant to Section 14.5, then Owner shall have the right to correct, or procure the correction by a qualified third party contractor, of such warranty claim and Builder shall be liable for the commercially reasonable costs of the correction of such warranty claim, subject to Subsection (g).

(f)

Urgent Warranty Repairs.  In the event of a warranty claim issue that poses a safety hazard or prevents the Vessel from operating, Owner’s notification to Builder under Section 14.5 may inform Builder that the matter is urgent.  In such case, Owner may exercise its right to initiate repairs pursuant to Subsection (a) without delay, subject to Builder’s option to carry out or take over the necessary repairs, provided that Builder is able to effect such repairs as quickly as Owner or Owner’s contractors.

(g)

Limitation on Reimbursement.  Notwithstanding any other provision of this Section, except in the case of urgent warranty repairs conducted pursuant to Subsection (f), Builder’s liability for reimbursement to Owner under this Section shall not exceed the lesser of the reasonable cost of making the same repairs or replacements in the Shipyard (including the Shipyard’s standard docking or drydocking charges), or alternatively the amount such repairs or replacements would cost as calculated on the time and material rates basis as set forth in Section 10.8.

14.13Costs of Surveys, Transportation.  Unless otherwise agreed, the cost of any survey occasioned by a warranty claim, as well as the cost of transporting service Persons and parts to the Vessel to make needed repairs in connection with such warranty claim, shall be borne as follows:

(a)	by Builder in the event that the defect, flaw, or repair is determined to be covered by the express warranty described in this Agreement, pursuant to Article 27; or.

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(b)	by Owner in the event that the defect, flaw, or repair is determined to be not covered by the express warranty described in this Agreement, pursuant to Article 27.

14.14Guarantee Engineer.

(a)

Builder’s Right to Appoint Guarantee Engineer.  Builder shall have the right, at its option and cost, to appoint a reasonably professionally and medically qualified engineer to act as Builder’s representative observe the operation of the Vessel and its systems to evaluate the quality of the Work and the proper operation of the Vessel by Owner’s personnel (such engineer, the “Guarantee Engineer”) for such portion of the Warranty Period as Builder may decide.

(b)

Cooperation with Guarantee Engineer.  Owner and its employees shall fully cooperate with the Guarantee Engineer in the performance of the Guarantee Engineer’s duties as Builder’s representative of Builder on board the Vessel.  Owner shall accord the Guarantee Engineer treatment comparable to a Chief Engineer or auditor and shall provide the Guarantee Engineer with accommodations and subsistence at no cost to Builder or the Guarantee Engineer.

(c)

Release of Claims for Injury to Guarantee Engineer.  Prior to the Guarantee Engineer going on board the Vessel, Builder and the Guarantee Engineer shall first execute an agreement confirming that the Guarantee Engineer shall, at all times and in all respects, be deemed to be an employee of Builder and not in any respect an employee or borrowed servant of Owner.  The agreement shall further provide a release, waiver, hold harmless agreement, and indemnification of Owner’s Group (as defined below) against damages for any personal injuries, death, or property loss incurred by the Guarantee Engineer on board the Vessel or otherwise in connection with the Guarantee Engineer’s service in connection with the Vessel, except for personal injuries, death, or property loss shown to have been caused by the gross negligence or intentional torts of Owner, its subcontractors, or their employees or agents (including Owner's Representative) while acting within the scope of their employment or engagement.

14.15LIMITATION OF WARRANTIES.  THE WARRANTY EXPRESSLY PROVIDED IN THIS Article 14 IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED BY LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR THAT THE VESSEL’s MATERIALS OR SERVICES ARE FIT FOR ANY PARTICULAR PURPOSE OR USE, AND THE REMEDIES PROVIDED HEREUNDER ARE OWNER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY AND ARE SPECIFICALLY IN LIEU OF ALL OTHER REMEDIES OR DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL, EXCEPTING FRAUD AND INTENTIONAL MISCONDUCT.

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Article 15INSURANCE

15.1Builder’s Insurance Obligation.  At any and all times during the term of this Agreement, Builder shall at its own expense maintain, with an insurance company or companies authorized to do business in the state in which Work is to be performed and with a minimum rating by A.M. Best Company and/or Standard & Poor's of A minus / VIII or equivalent or otherwise reasonably acceptable to Owner, insurance coverages of the kind and in the minimum amounts as follows:

(a)

Workmen’s Compensation Insurance including occupational disease and coverage under the United States Longshoremen’s and Harbor Worker’s Compensation Act, such insurance to cover all benefits provided by the applicable Act, also Employer’s Liability Insurance extended to include coverage for Maritime Employer’s Liability (i.e., Jones Act, Death on the High Seas Act, and transportation, wages, and maintenance and cure) with minimum limits of [***].

(b)

Commercial General Liability Insurance with an endorsement specifically covering the liability assumed by Builder under this Agreement or evidence of other forms of insurance of contractual liability that covers the exposures of this Agreement, [***] with minimum limits of [***], subject to an aggregate limit of [***] in the period of insurance for Products Liability.

(c)	Builder’s Risk Insurance [***]. Such policy or policies shall be subject to the following provisions:

(i)[***].

(ii)[***].

(iii) [***].

(iv)Builder shall place Builder’s Risk on the Vessel prior to the start of keel-laying for the Vessel.

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(v)Builder shall provide property insurance naming Owner as an additional insured and loss payee covering the Work and all Materials (including OFE) at the Shipyard for their full insurable value for the period of Work until Builder’s Risk insurance becomes applicable.

(d)

Marine Vessel Insurance with respect to any vessels owned or bareboat chartered by Builder used in conjunction with Builder’s operations, including Hull & Machinery, Protection & Indemnity (P&I) and Pollution cover as described more fully below:

(i)Hull & Machinery per American Institute Hull Sections (amended for the vessel operations at the Shipyard) or equivalent to the fair market value of the Vessel.  Any references to “other than owner” or other owner limitations to be deleted by endorsement to the policy as respects the naming of Owner as an additional assured.

(ii)P&I cover per P&I form SP 23 or equivalent (amended for the vessel operations at the Shipyard) with a minimum limit of [***].  [***].

(iii)Pollution Insurance per Water Quality Insurance Syndicate (WQIS) or equivalent pollution cover with a minimum limit of [***] and a USCG Certificate of Financial Responsibility (“COFR”).

(e)	Pollution Coverage for Vessels under Repair, Construction or Modification per WQIS policy wording, inclusive of Builder’s responsibility for pollution liability with a minimum limit of [***].
(f)

Bumbershoot or Excess Liabilities cover providing excess liability coverage above the primary liability coverages noted above with a minimum limit of [***], subject to an aggregate limit of [***] in the period of insurance for Products Liability.  To the extent limits above this [***] minimum limit are purchased by Builder, such additional limits shall also cover Owner as an additional insured with the same provisions as noted for the [***] minimum limit.

15.2Endorsement of Policies.

(a)	[***]. Prior to commencing the Work, each Party shall procure, from each of its insurers in respect of risks assumed under this Agreement, a written and enforceable [***].

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(b)

Builder’s Policies to be Primary, Exceptions.  Builder agrees that its policies shall be primary in all cases, except cases in which liabilities result directly from the acts or omissions of Owner’s Representative or Owner’s separate contractors.  Any insurance that may be carried by Owner shall be excess over and above the amount recoverable under the policies of Builder, except cases in which liabilities result directly from the acts or omissions of Owner’s Representative or Owner’s separate contactors.  The policies of insurance procured by Builder shall acknowledge that such policies are primary, and that no pro-rata contributions are required by Owner or Owner’s insurers, except cases in which liabilities result directly from the acts or omissions of Owner’s Representative or Owner’s separate contactors.

(c)

Worker’s Compensation Policies.  Builder further agrees that its workers’ compensation insurance policies shall be endorsed to designate Owner Group, as defined in Section 25.1, and their successors and assigns, as an alternate and statutory employer and shall be endorsed to provide a blanket and unrestricted waiver of its underwriters’ or insurers’ rights of subrogation against Owners’ Group.

15.3Certificates of Insurance.  Before commencing Work or at such other reasonable times as the Parties may agree, Builder shall furnish Owner with Certificates of Insurance indicating (1) kinds and amounts of Insurance as required, (2) the names of the insurance company or companies providing the aforesaid coverages, (3) the effective and expiration dates of policies, (4) that Owner will be given [***] written advance notice of any cancellation or material change in any policy, or in the event of non-payment of premiums, [***] written advance notice, (5) that a waiver of subrogation endorsement has been attached to all policies, (6) that all Persons in Owner Group [***], and (7) the territorial limits of all policies.  All deductibles will be for the account of Builder.

15.4Evidence of Owner’s Insurance.  Owner’s Representative and its separate vendor representatives or contractors performing work on or in connection with the Vessel shall at all times be deemed agents or contractors of Owner.  Owner’s Representative and separate vendor representatives and contractors shall provide Builder with evidence of insurance (including Commercial General Liability, Automobile Liability and Longshoremen and Harbor Workers’ Compensation coverage) [***].

15.5Application of Recovered Amount.

(a)	Partial Loss: In the event the Vessel is damaged by any insured cause prior to Delivery and such damage does not constitute an actual or a constructive,

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agreed, arranged, or compromised total loss of the Vessel, Builder shall apply the amount recovered under the insurance policy referred to in Section 15.1(c) to the repair of such damage satisfactory to the Classification Society, and [***].

(b)	Total Loss: In the event that the Vessel is determined to be an actual or constructive, agreed, arranged, or compromised total loss:

(i)Subject to the agreement of the Parties as to the reasonable postponement of the Delivery Date, adjustment of the Contract Price and amendment of other terms of this Agreement as may be necessary, Builder will apply the amount recovered under the insurance policy referred to in Section 15.1(c) to the reconstruction of the Vessel and replacement of any damaged OFE and proceed in accordance with the terms of this Agreement, as amended by the Parties; or

(ii)If the Parties do not reach agreement to proceed pursuant to Subsection (ii), then Builder shall refund immediately to Owner without interest the amount of all installments paid to Builder under this Agreement and the value of all OFE in Builder’s custody that was damaged or not returned to Owner from the amount recovered from insurers, whereupon this Agreement shall be deemed to be terminated and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith except as expressly provided otherwise as surviving the termination of this Agreement..

15.6Termination of Builder's Obligation to Insure.  Builder's obligation to insure the Vessel hereunder shall cease and terminate forthwith upon Delivery thereof.

Article 16FORCE MAJEURE AND PERMISSIBLE DELAY

16.1Permissible Delays.  The Delivery Date for the Vessel shall automatically be extended by the amount of time equal to the duration of any Permissible Delay affecting the Work.  A “Permissible Delay” shall mean a delay in the critical path of the Work that could not be avoided through the exercise of due diligence, due to causes which may include:

(a)	an event of Force Majeure;
(b)	the delayed delivery of necessary Owner-supplied information or documents, subject to Section 16.13;

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(c)	the late delivery or non-delivery of OFE to Builder’s custody or other delay caused by any default or omission on the part of Owner in carrying out any of its obligations under this Agreement;
(d)	delays agreed by the Parties in accordance with a Change Order pursuant to Article 10;
(e)	an unsubstantiated claim of non-conformity pursuant to Section 12.11;
(f)	a suspension of performance due to a payment default by Owner pursuant to Section 18.11; or
(g)	any other delay for which Owner is determined to be responsible pursuant to Section 26.4 or Article 27.

16.2Meaning of Force Majeure.  For purposes of this Agreement, “Force Majeure” means an act, event, or circumstance, whether of the kind described herein or otherwise, which: (a) [***]; (b) [***]; and (c) [***].  Subject to the foregoing, such events of Force Majeure may include, without limitation, [***].

16.3Duration of Force Majeure.  A Permissible Delay arising from an event of Force Majeure shall be of no greater duration than is required by the event of Force Majeure.

16.4Mitigation of Force Majeure.  Builder shall use its commercially reasonable efforts, acting in accordance with Good Shipbuilding Practice, to mitigate the consequences of an event of Force Majeure.

16.5Governmental Interference.  Claims of governmental interferences in the Shipyard will only be considered Force Majeure if exercised by the governmental entity pursuant to clear legal authority.  If exercised without clear legal authority, such interferences will only be considered Force Majeure if Builder exercises its legal rights to oppose such interference by all reasonable legal means to prevent any such interference from delaying the delivery of the Vessel.

16.6Labor Disturbance or Shortage.  Labor disturbances or shortages will only be considered Force Majeure if they arise as a result of matters outside the reasonable control of Builder and provided that Builder has made every reasonable effort to mitigate the effects of labor disturbances or shortages through subcontracting and adjustments to the Project Schedule as reasonably possible.  Labor disturbances or shortages incident to the renewal of Builder’s collective bargaining agreements or other labor agreements (collectively, “Labor Agreements”) will not be considered to be within Builder’s reasonable control provided that Builder negotiates such Labor Agreements in good faith.

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16.7Unavailability of Supplies.  The unavailability, inadequacy, or delay of fuel, electricity, supplies, Materials, or equipment (other than OFE) will not be considered Force Majeure unless Builder [***].

16.8Notice of Force Majeure.  In the event of an incident claimed by Builder to constitute Force Majeure, Builder’s Representative shall notify Owner’s Representative at the Shipyard of such claim of Force Majeure on the Day claimed to be lost due to the event of Force Majeure, or as soon as reasonably possible thereafter, and the representatives shall consult that Day or as soon as reasonably possible thereafter.  Builder’s notice shall be in writing and shall include, at a minimum, a description of the event of claimed Force Majeure, an estimate of the duration of the delay anticipated from such event, and the expected impact of the event on the Project Schedule and the Delivery Date, if known.  No claim of Force Majeure may be made for an incident or event unless notified to Owner in accordance with this Section, and in any event within [***] of Builder becoming aware of the incident or event.

16.9Documentation of Agreement on Force Majeure.  If Builder’s Representative and Owner’s Representative agree that the event was or was not one of Force Majeure, they shall document such agreement by email or otherwise in writing, and such agreement shall be conclusive and binding.  If the representatives agree that the event was one of Force Majeure, then the resulting delay shall be a Permissible Delay and the Delivery Date for the Vessel shall be extended by the amount of time equal to the duration of the event.

16.10Resolution of Disagreement on Force Majeure.  If the Owner’s Representative does not agree that the event was Force Majeure, then the Owner’s Representative shall refer the issue to duly authorized officers of the Parties for decision.  If the duly authorized officers do not reach agreement within [***], the Parties shall refer such disputes to resolution under Article 27.

16.11Notice of End of Force Majeure.  Builder shall notify Owner in writing of the end of any claimed Force Majeure event as soon as reasonably practicable after its cessation but not exceeding [***] and provide an updated Project Schedule reflecting the impact, if any, of the event of Force Majeure.

16.12Extended Force Majeure.

(a)

Owner’s Right to Terminate for Extended Force Majeure.  If Builder claims Permissible Delays due to Force Majeure for [***]in the aggregate, then Owner, in its absolute discretion, shall have the right to terminate this Agreement for convenience upon [***] prior written notice to Builder.

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(b)

Builder’s Right to Notice of Owner’s Election.  At any time after stating claims for Permissible Delays of [***] or more in total, Builder may request in writing that Owner make an election whether to exercise its rights under Subsection (a).  Owner shall respond to Builder in writing within [***] after receipt of such a request, electing one of the following options: (i) to terminate this Agreement, or (ii) to consent to a rescheduling of the Delivery Date to a specific future date; it being understood and agreed by the Parties that if any further delay occurs due to Force Majeure, then Owner shall have the renewed right to terminate this Agreement pursuant to this Section 16.12.

(c)	Termination and Charges. Upon receipt of such notice, Builder shall release the Vessel, and the Work and any Materials or equipment relating thereto to Owner and shall invoice Owner:

(i)for the portion of the Contract Price allocable to the Work in progress performed on and Material commitments made for the Vessel as of the effective date of the termination, less the aggregate of previous payments relating to the Vessel; and

(ii)for all documented expenditures made and costs incurred reasonably necessary to the settling or discharging of outstanding commitments relating to the Vessel entered into by Builder in performing under this Agreement.

(d)

Payment and Discharge.  Owner shall pay the invoice at the time Builder releases the Vessel to Owner, and upon such payment, shall be discharged from further obligations under this Agreement, except as provided in Subsection (e).

(e)

Removal of Vessel.  Upon Builder’s release of the Vessel pursuant to Subsection (c) Builder shall allow Owner a reasonable period of time to remove the Vessel and the Materials from the Shipyard and shall cooperate with Owner with regard to the removal of the Vessel and the Materials from the Shipyard, including launching the Vessel (if in a condition for launching), and access to the Shipyard for Persons and equipment necessary to remove the Vessel, including transport of the Vessel to and/or from a barge (if the Vessel is not in a condition for launching).  Owner shall not be liable for wharfage or storage for the Vessel for the first [***] following release of the Vessel but shall pay Builder for any wharfage and storage thereafter and shall pay for all other services at Builder’s standard rates.

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(f)

Exclusive Remedy, No Default.  In the event of termination for extended Force Majeure pursuant to this Section by Owner, Owner’s right to terminate shall be its sole and exclusive remedy and the provisions of Article 18 shall not apply and the termination shall not be deemed to be on account of a Builder default.  Upon such termination and payment by Owner to Builder of the amounts required under Subsection (c), the Parties shall execute and deliver a mutual release of all obligations under this Agreement relating to the Vessel, except for those that this Agreement provides shall survive termination.

16.13Delayed Delivery of Owner Furnished Information.  A delay due to the delayed delivery of necessary Owner-supplied information or documents shall not constitute a Permissible Delay unless: (i) Builder timely informed Owner of the need for such information or documents pursuant to Sections 8.3(f)and 8.10(c) and as otherwise reasonable; and (ii) the delayed delivery causes an actual delay in the progress of the Work that could not be avoided by the exercise of reasonable judgment by Builder.  The extent of such Permissible Delay shall be only to the extent of its actual impact on the Progress of the Work.  In the event that Builder claims that a delayed delivery should constitute a Permissible Delay, the Parties shall evaluate such claim in accordance with the procedures set out in Sections 16.8 through 16.10, mutatis mutandis.

16.14COVID-19.  The Parties acknowledge the current world events surrounding the COVID-19 pandemic and agree that [***].

16.15[***] Contracts. Builder advises that it has contracts committing Builder to construct [***].

Article 17EARLY DELIVERY BONUS, LIQUIDATED DAMAGES FOR DELAY

17.1Early Delivery Bonus.  In the event Builder shall deliver the Vessel earlier than the Delivery Date, the Contract Price for the Vessel shall be increased in the amount of [***] by which the actual date of Delivery for the Vessel precedes the Delivery Date, up to a maximum increase of [***].

17.2Grace Period.  Builder shall not be responsible for liquidated damages for the first [***] of delay of the delivery of the Vessel beyond the Delivery Date (such period of time, the “Grace Period”).

17.3[***] Late Delivery.  If Builder shall deliver the Vessel later than [***], then Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, and any balance in cash, the amount of [***] that the

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actual date of Delivery for the Vessel occurs later than [***] after the Delivery Date, up to [***] of delay.

17.4[***] Late Delivery.  If Builder shall deliver the Vessel later than [***], then Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, and any balance in cash, the amount of [***] that the actual date of Delivery of the Vessel occurs later than [***], up to [***] of delay.  Any amount payable as liquidated damages under this Section 17.4 shall be in addition to the liquidated damages payable under Section 17.3.

17.5[***] Late Delivery.  If Builder shall deliver the Vessel later than [***] after the Delivery Date, then Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, and any balance in cash, the amount of [***] that the actual date of Delivery of the Vessel occurs later than [***] after the Delivery Date, up to [***] of delay.  Any amount payable as liquidated damages under this Section 17.5 shall be in addition to the liquidated damages payable under Sections 17.3 and 17.4.

17.6[***] Late Delivery.  If Builder shall deliver the Vessel later than [***] after the Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, and any balance in cash, the amount of [***] that the actual date of Delivery for the Vessel occurs later than [***] after the Delivery Date.  Any amount payable as liquidated damages under this Section 17.6 shall be in addition to the liquidated damages payable under Sections 17.3, 17.4, and 17.5.

17.7Maximum Liquidated Damages.  In no event shall Builder's aggregate liability for liquidated damages under this Article exceed [***].

17.8Agreement to Liquidated Damages.  The Parties agree that in the event of late Delivery of the Vessel, Owner shall suffer damages that are difficult to ascertain, and the Parties acknowledge and agree that liquidated damages in the amounts set forth herein are a reasonable estimate of the anticipated damages that Owner may suffer as a result of delayed Delivery and are not a penalty.  It is understood and agreed by and between Builder and Owner that such reduction in the Contract Price for the liquidated damages or payment of any balance in cash shall be in lieu of all other delay damages available to Owner for the late Delivery of the Vessel under this Agreement or at law or in equity (except for the injunctive relief set forth Sections 9.4(d) and 27.12, if any, and shall be construed as liquidated damages and as a waiver of any rights or remedies otherwise available for the failure to timely complete the Vessel on or before the Delivery Date as such may be adjusted.  Notwithstanding the foregoing, Owner specifically reserves its equitable remedies for injunctive relief as contemplated by Sections 9.4(d) and 27.12.  Liquidated damages shall cease to accrue at such time that Builder tenders Delivery to Owner of the Vessel if

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construction of the Vessel is fully completed in accordance with the Contract Documents except for Minor Non-Conformities.

17.9Owner’s Right to Terminate for Late Delivery.

(a)

Owner’s Right to Terminate for Late Delivery.  In the event Builder shall not have delivered the Vessel on or before [***] after the Delivery Date, Builder shall be in default under this Agreement and in addition to the liquidated damages due, Owner may at its option terminate this Agreement pursuant to Section 18.2.

(b)

Builder’s Right to Notice of Owner’s Election.  At any time after Owner’s right to terminate this Agreement accrues under Subsection (a), Builder may request in writing that Owner make an election whether to exercise its rights under Subsection (a).  Owner shall, within [***] after receipt of such a request, respond to Builder in writing electing one of the following options: (i) to terminate this Agreement, or (ii) to consent to accept delivery of the Vessel at an agreed specific future date; it being understood and agreed by the Parties that if the Vessel is not delivered by such date, then Owner shall have the right to immediate termination of this Agreement thereafter pursuant to Subsection (a).

Article 18DEFAULT AND TERMINATION

18.1Builder’s Default.  Subject to any applicable notice and cure periods, the following events shall constitute events of default by Builder:

(a)	Builder fails to establish and maintain the Project Schedule as required by Article 8 that would permit Owner to terminate this Agreement pursuant to Section 8.9;
(b)	Builder materially fails to execute or perform the Work in accordance with the Contract Documents;
(c)

a Regulatory Authority advises in writing that it will withhold a material certificate or certification required for the operation of the Vessel or by the Contract Documents, or will impose a material adverse limitation on the Vessel’s operations contrary to the Specifications, other than due to an act or omission of Owner or its agents, or any errors, omissions, defects, or failures in the Basic Design;

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(d)

Builder or any other Person files in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Builder's property, or an order of discharge of Builder is ordered by any Court;

(e)

Builder makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Builder's obligations under this Agreement are assigned to or are to be or are performed by a Person other than Builder;

(f)

Builder fails to cause the removal of, or the posting of adequate security for the removal of, any Liens, privileges, or security interests against the Vessel, or the Materials, except for those Liens, privileges, or security interests created by Owner or Owner's subcontractors or vendors, or to which Owner has consented;

(g)	Insufficient progress in the construction of the Vessel that would permit Owner to terminate this Agreement pursuant to Section 8.14;
(h)	Delay in the Delivery of the Vessel that would permit Owner to terminate this Agreement pursuant to Section 17.9;
(i)	[***]; or
(j)	Builder fails to perform any other material obligation of Builder under this Agreement.

18.2Owner’s Right to Terminate Upon Builder’s Default.

(a)

Owner’s Right of Termination.  Upon the occurrence of an event of default set forth in Section 18.1, Owner, by giving written notice of any such event to Builder, may terminate this Agreement subject to the following provisions.  Such termination shall be effective as of the date notice thereof is received by Builder, subject to Sections 18.2(b) and 18.2(c) below.

(b)

Cure Period.  Except where termination occurs pursuant to Sections 6.4 (failure to provide the required financial security) or 8.9 (failure to establish and maintain the Project Schedule), no termination shall be effective if Builder cures the noticed event of default within [***] after receipt of Owner's written notice, subject to Subsection (c).

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(c)

Remedial Action Plan.  Where Owner’s right to termination is subject to a cure period under Subsection (b), before exercising its right to terminate, upon receipt of Owner’s written notice given in accordance with Subsection (a), Builder may propose a plan to cure the event of default and/or accomplish the Delivery of the Vessel as soon as possible notwithstanding the extent or limit of the cure period provided in Subsection (b) (such plan a “Remedial Action Plan”), subject to the following provisions:

(i)The Remedial Action Plan shall not be unreasonably rejected by Owner.

(ii)Acceptance by Owner of a Remedial Action Plan in connection with the late delivery of the Vessel shall not extend the Delivery Date for purposes of Liquidated Damages under this Agreement and Liquidated Damages shall continue to accrue, notwithstanding any provision or limits in Section 17.7 to the contrary.

(iii)In the event that Builder fails to follow and accomplish the Remedial Action Plan, Owner shall have the right to terminate this Agreement at any time after the later of the end of the cure period under Subsection (b) or the expiration of the notice period given under Section 17.9(b), as applicable.

(d)	Owner’s right to termination as set forth in this Section shall be in addition to and without prejudice to, any other remedies Owner may have under this Agreement.

18.3Owner’s Rights Upon Termination.  Upon Owner’s election to terminate this Agreement pursuant to Section 18.2, Owner shall have the option to transport the Work in progress from Builder's Shipyard to another location, and complete the Work by such means as Owner deems fit, or dispose of the Vessel in its incomplete state and retain all proceeds therefrom, subject to the following terms:

(a)

Builder to Make Work Ready for Transportation.  In the event of the exercise of such option, upon Owner's termination of this Agreement becoming effective pursuant to this Article, Builder will promptly undertake, at its sole cost, to place all Work pertaining to the Vessel in a suitable condition for transportation to another location.

(b)

Builder to Provide Access and Reasonable Assistance.  Builder shall provide Owner access to such Work and provide reasonable assistance to Owner in the removal from the Shipyard of any Work completed to the date when the Work

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was discontinued and shall allow Owner and Owner's Representative continuing access to Builder's Shipyard and storage areas for a period of [***] following the effective date of termination in order to remove the Work and any related Materials that have been paid for by Owner to another location.

(c)

Owner’s Liability for Payment.  Owner shall be liable to pay to Builder only for those parts of the Work and Materials incorporated into, supplied, or delivered to the Vessel or Owner by Builder, less the amount of the Contract Price previously paid by Owner.

18.4Owner’s Right to Complete Work.  In the event of a Builder’s default under Subsections 18.1(d) or 18.1(e), as an alternative to Owner’s right to remove the Work from Builder’s Shipyard under Section 18.3(a), Owner shall have the right to complete the Work, or portions of the Work, at Builder’s Shipyard, including the right to continued access to and use of Builder’s Shipyard and all equipment of the Builder in Builder’s Shipyard as may be required by Owner to complete the Work, subject to the following terms:

(a)

Limit on Time for Completion.  Such right to access to, and use of, Builder’s Shipyard and equipment shall continue for not more than [***], exclusive of time permitted for the removal of the Work pursuant to Section (c), and delays satisfying the standards for Permissible Delays pursuant to Article 16.

(b)

Owner’s Liability for Payment.  Owner shall be liable to pay to Builder only for those parts of the Work incorporated into, supplied, or delivered to the Vessel by Builder, less the amount of the Contract Price previously paid by Owner; and the continued use of the Shipyard and the equipment pursuant to this Section shall be free of any rent or any further charges.

(c)

Owner’s Responsibility to Comply with Rules.  During such continued use of the Shipyard and equipment, Owner shall be responsible to comply with the requirements of Section 11.3 (compliance with rules and regulations at the Shipyard), and Builder shall be responsible to comply with the requirements of Sections 11.2 (provision of access to the facilities) and 11.4 (provision of access to the Vessel).

(d)

Insurance During Completion Period.  During such period of time as the Work remains at the Shipyard following termination of this Agreement pursuant to Section 18.2, Owner shall be required to maintain reasonable Builder’s Risk insurance naming Builder as an additional assured, and shall further defend, hold harmless and indemnify Builder from and against any claims, liabilities,

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or damages caused by the negligence or wrongful act of Owner or Owner’s subcontractors at the Shipyard.

18.5Duty to Consult Prior to Exercising Remedies.  Prior to exercising its rights under Sections 18.2 or 18.4, Owner shall consult with Builder to develop a course of action for the safe, efficient, and cooperative coordination of the actions to be carried out.

18.6Damages in Event of Completion.  In the event that Owner elects to complete the Vessel pursuant to Section 18.2(c) or Section 18.4, Builder shall pay to Owner any additional direct costs incurred by Owner to complete the Vessel in accordance with the terms of the Contract Documents (including the plans and specifications referred to therein) as existing on the date of termination of this Agreement, evidenced by documented invoices provided to Builder, including any costs of relocation, over and above the balance of the Contract Price, provided that Owner shall use commercially reasonable efforts to mitigate any such additional costs incurred to complete and relocate the Vessel, and subject to the limitations of Article 19.

18.7Damages in Event of Disposal.  In the event that Owner disposes of the Vessel pursuant to Section 18.2(c), Builder shall pay to Owner the difference, if any, between the proceeds of such disposition and the amounts paid by Owner to Builder in connection with the Vessel, provided that Owner shall carry out the disposition of the Vessel in its unfinished state in a commercially reasonable manner, and subject to the limitations of Article 19.  Builder shall have the right to bid for the purchase of all items put on sale or otherwise offered for disposal by the Owner.

18.8Owner’s Right to Call Upon Financial Security.  If Owner terminates this Agreement in accordance with the terms of this Agreement, Owner may call upon the Letter of Credit and the Builder’s Corporate Parent Guarantee provided by Builder pursuant to Article 5 and may invoke all rights and remedies available to it pursuant to the Letter of Credit and the Builder’s Corporate Parent Guarantee as applicable.

18.9Builder’s Obligation of Assignment.  Upon termination of this Agreement by Owner, Owner may, in its absolute discretion, require Builder promptly to assign and/or deliver to Owner, to the extent Builder is permitted to do so, all or any (in each of the following cases, only as they directly relate to the Vessel): (a) bids or proposals; (b) subcontracts; (c) construction plans; (d) Materials, tools and equipment (to the extent paid for by Owner); (e) rental agreements; (f) Work, including the Vessel (to the extent Owner has title to same in accordance with Section 24.1); and (g) any other commitments directly related to the Vessel.  In the event of any such assignments as required hereunder, Builder shall promptly execute and deliver to Owner written assignments of the foregoing in a form reasonably acceptable to Owner.

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18.10Owner’s Default.  The following events shall constitute events of default by Owner:

(a)

Owner shall fail to make any payment when required under this Agreement, and such payment is not made within [***] after Owner's receipt of written notice of the failure of payment from Builder to Owner;

(b)

Owner or any other Person files in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Owner’s property, or an order of discharge of Owner is ordered by any Court;

(c)

Owner makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Owner's obligations under this Agreement are assigned to or are to be or are performed by a Person other than Owner; or

(d)	Owner fails to take Delivery of the Vessel, when the Vessel is duly tendered by Builder to Owner for Delivery under Article 17; or
(e)	Owner fails to perform any other material obligation of Owner under this Agreement.

18.11Builder’s Right of Suspension.  If Owner fails to timely cure a payment default in accordance with Article 18.10(a), then Builder may in its absolute discretion, suspend or reschedule progress of the Work (such right being in addition to any other right granted hereunder or by operation of law) until such time as Builder receives the overdue payment, together with accrued interest thereon, from Owner. Any delay in the Work due to such suspension or rescheduling shall be deemed Permissible Delay under Article 16.

18.12Builder’s Right of Termination.  Upon the occurrence of any event of default by Owner under Section 18.10, Builder, upon [***] written notice to Owner, may terminate this Agreement.  However, during such [***] notice period, Owner shall have the absolute right to cure any such event of default, in which case this Agreement shall not be terminated.  If such event of default is not timely cured, Builder may, at its option, terminate this Agreement in whole or in part, and may:

(a)	demand performance from Owner;
(b)	seek resolution of the payment default through the procedure set forth in Article 27;

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(c)

sell the undelivered Vessel in its then-present condition and location in a commercially reasonable manner, including at a public auction announced at least [***] in advance in Lloyd’s List (print and internet) provided written notice of the auction has been provided to Owner; or

(d)	complete the undelivered Vessel and sell it to third parties in a commercially reasonable manner.

18.13Allocation of Proceeds of Sale.  The proceeds of the sale of the Vessel pursuant to Subsections 18.12(c) or 18.12(d), net of all expenses, shall be applied to any unpaid balance due and owing to Builder, together with interest thereon.  The excess proceeds, if any, from any such auction or sale shall be paid to Owner, without further set-off.  If the proceeds of the sale of the Vessel pursuant to this Section, net of all expenses, are insufficient to pay the outstanding balance due to Builder, together with interest thereon, then Builder may demand payment of the amount remaining outstanding, together with interest thereon, and if payment is not so made within [***] of demand, then Builder may seek recovery of such amount in accordance with Article 27.

18.14No Default for Owner Delays.  Any delay by Owner or its representatives in providing to Builder or its agents any Owner-supplied information, documents and/or goods or materials for the construction of the Vessel shall not constitute a breach or default of this Agreement by Owner but shall be covered instead by the appropriate provisions of Article 16 relating to Permissible Delays.

18.15Survival of Certain Provisions.  Notwithstanding the completion, expiration or early termination of this Agreement, and without prejudice to any rights or claims of a Party arising prior to such expiration or termination, the following Articles and Sections shall remain in full force and effect following such expiration or termination:

(a)	Section 7.9: No Misappropriation of Basic Design;
(b)	Article 25: Indemnification;
(c)	Section 27.11: Confidentiality of Arbitration Awards;
(d)	Article 28: Publicity and Disclosures; and
(e)	Section 30.12: Confidentiality.

Article 19LIMITATION OF DAMAGES

19.1[***].  [***].

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19.2Limit on Builder’s Liability.  In no event shall Builder's total liability to Owner pursuant to this Agreement or to anyone claiming by or through Owner, for any costs, claim, judgment, demand, Lien, or loss arising under this Agreement, and/or in negligence, contract, warranty, tort or any other theory of liability, be greater in the aggregate than [***].  [***].

19.3Exclusion of Third Party Claims.  In no event shall the foregoing limitations of liability apply to any third-party personal injury, property damage or pollution claims.

19.4[***] Remedies. The Parties confirm that the express remedies and measures of damages provided in this Agreement satisfy the essential purposes hereof. [***].

Article 20ASSIGNMENT OF THIS AGREEMENT

20.1Prior Written Consent Required.  This Agreement shall inure to the benefit of Builder and Owner and their successors and assigns, subject to the provisions of this Article.

20.2Assignment by Builder.

(a)

Builder shall not assign this Agreement or any interest hereunder without the prior written consent of Owner, such consent not to be unreasonably withheld, conditioned or delayed.  Such limitation on assignment of this Agreement is expressly intended to apply to any purported assignment of a security interest in this Agreement.  Any purported assignment of this Agreement by Builder without Owner’s prior written consent shall be null and void.

(b)

If Builder assigns its rights under this Agreement, Builder shall at all times remain jointly and severally liable under this Agreement (as primary obligor and not merely as surety) with the assignee unless Owner agrees otherwise in writing.

20.3Assignment by Owner.

(a)

Except as provided below, Owner may at any time assign this Agreement or its rights hereunder upon prior written notice to Builder, and any such assignment by Owner shall not be grounds for termination of this Agreement.  For purposes of this Section, the term “assign this Agreement” shall include any pre-delivery sale or assignment of Owner’s interest in the Vessel and the Materials in which title has vested in Owner pursuant to Article 24.

(b)

Notwithstanding Subsection (a), any assignment of this Agreement that would: [***]; or (iii) be a violation of any United States’ sanctions regime or otherwise in violation of law, shall in such case require the prior written consent of

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Builder, such consent not to be unreasonably withheld, conditioned or delayed. Any purported assignment of this Agreement by Owner in violation of this Subsection (b) shall be null and void.
(c)	Notwithstanding any assignment of this Agreement by Owner, [***] unless Builder agrees otherwise in writing.

Article 21COMPLIANCE WITH LAWS

21.1Compliance with Laws.  Builder shall at all times comply with all United States, State, and local laws in all jurisdictions in which Builder is performing the Work in any way affecting the Work, and with all applicable laws, rules, regulations, and requirements of any Regulatory Authorities that are in effect or that shall become effective as to the Vessel, the Work, or Builder’s operations during the term of this Agreement, without limitation to Builder’s rights under Section 10.6.

21.2Procurement of Permits.  Builder shall procure at its own expense such permits from the United States and applicable State and local authorities in all jurisdictions in which Builder is performing the Work as may be required or otherwise appropriate in connection with beginning or carrying on the completion of the Work.

21.3Changes in Law.  Any changes in Coast Guard regulations or Classification Society Rules applicable to the Vessel that have not previously been incorporated in the Contract Documents and that affect the Work, the Delivery Date, or the Contract Price, may be the subject of a Change Order pursuant to Section 10.6.

Article 22INTELLECTUAL PROPERTY

22.1Defense of IP Claims Against Builder’s Intellectual Property.  Builder agrees to defend, at its own expense, any claim or action for actual or alleged infringement (including contributory or vicarious infringement) of any patent, copyright, trademark or other intellectual property right (including, but not limited to, misappropriation of trade secrets) (such claims or actions, collectively, “IP Claims”) brought by any third party against Owner and/or any of Owner Group, as defined in Section 25.1, based upon any design, materials, processes, machinery and equipment supplied by Builder and embodied in the Work

22.2Defense of IP Claims Against Owner’s Intellectual Property.  Owner agrees to defend, at its own expense, any IP Claims brought by any third party against Builder and/or any of the Builder Group, as defined in Section 25.3, based upon any design, materials, processes, machinery and equipment supplied by Owner and embodied in the Work.

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22.3Indemnification.  Each Party further agrees to defend, indemnify and hold harmless the other Party and its respective Group from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such IP Claims incurred by the other Party and/or its respective Group in connection with the indemnifying Party’s intellectual property.

22.4Control of Defense Against IP Claims.

(a)

IP Claims Against Builder’s Intellectual Property.  Builder shall conduct and control the defense of any IP Claim or action which Builder is required to defend under Section 22.1 and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto.

(b)

Claims Against Owner’s Intellectual Property.  Owner shall conduct and control the defense of any IP Claim or action which Owner is required to defend under Section 22.2 and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto.

22.5Notice of IP Claims.  Builder agrees to give Owner, and Owner agrees to give Builder, as appropriate, prompt written notice of any written threat, warning or notice of any such IP Claims or action.

22.6Actions in Event of Finding of Infringement.  If in any such suit so defended, all or any part of the Work (or any design element, component, equipment or Material thereof) that is supplied by a Party is held to constitute an infringement or violation of any third party's intellectual property rights and is enjoined, or if in respect of any claim of infringement such Party deems it advisable to do so, such Party shall at its sole option and absolute discretion take one or more of the following actions at no additional cost to the other Party: (a) procure the right to continue the use of the same without material interruption for the other Party or (b) take back the infringing design element, component, equipment or Material and replace it with non-infringing design element, component, equipment or Material acceptable to the other Party at no additional cost to the other Party.

Article 23NOTICES AND COMMUNICATIONS

23.1Means of Notice.  Any notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by either United States certified mail (express delivery with signed receipt), courier service with signed receipt on delivery, hand delivery with

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signed receipt, or electronic mail if receipt of such communication is confirmed in writing or by electronic mail from all “to” addressees.  A notice shall be effective upon delivery.

23.2Contact Details.  Notices hereunder shall be sent to the following Persons:

If to Owner:

GREAT LAKES DREDGE & DOCK, LLC.

9811 Katy Freeway

Suite 1200

Houston, Texas 77024

[***]

[***]

[***]

If to Builder:

PHILLY SHIPYARD, INC.

2100 Kitty Hawk Avenue

Philadelphia, PA 19112

[***]

[***]

23.3Authorized Signatories for Changes.  Notwithstanding any other provision of this Agreement, all final authorizations and agreements concerning deductions from, additions to, or modifications of the Vessel’s design or Specifications or any agreements that concern changes in the Delivery Date of the Vessel and/or Contract Price shall not be valid or binding on either Party unless signed by one of the below designated representatives for each Party or their respective successors in office:

OWNER:	David Simonelli, Chief Operating Officer

BUILDER:	Ray Staton, Project Manager

23.4Availability for Consultation.  Each Party agrees that at least one of its designated representatives will be available for consultation during normal working hours.  The Parties further agree that a Party may change its above-designated representatives upon [***] prior written notice.

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Article 24TITLE, SECURITY, AND WARRANTY OF TITLE

24.1Progressive Vesting of Title to Vessel.  Title in and to the Vessel as it is constructed shall progressively vest, and once vested shall in all events remain, in Owner, not Builder, as the Vessel is constructed. Owner’s title shall not extend to any scrap or surplus materials resulting from the Work, title to which shall remain in Builder.

24.2Title to Major Equipment Due to Payment by Owner.  Title to specific items of Major Equipment procured by Builder shall vest in Owner free of any Liens of Builder or Builder’s creditors upon Owner’s payment of supplier’s invoice for such items pursuant to Section 4.3.

24.3Title to Equipment Generally.  Title to all Major Equipment, Materials, parts, equipment, or other items furnished by Builder in connection with the Work shall vest in Owner when the same is either (a) paid for by Owner pursuant to Section 4.3; (b) actually installed or incorporated in the Work; or (c) delivered to the Shipyard or other locations and identified with the Vessel or marked by Builder or Owner's Representative as pertaining to the Vessel prior to incorporation into the Work, whichever of (a), (b), or (c) occurs sooner.

24.4Builder’s Possessory Lien.  Notwithstanding Sections 24.1 or 24.3, Owner's title to the Vessel, the Work, Materials, parts, and equipment shall be subject to Builder’s possessory Lien for any outstanding payments due from Owner to Builder under this Agreement as provided under applicable law.

24.5No Cross-Liens.  In no event shall Builder, Builder’s creditors, or any of Builder’s Subcontractors or Suppliers be permitted to claim a lien against the Vessel for work, Materials, parts, or equipment provided to any other vessel owned or operated by any person in the Owner Group.

24.6Risk of Loss.  Notwithstanding the other provisions of this Article, Builder shall bear the risk of loss of the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel until the Vessel is completed and delivered to and accepted by Owner pursuant to an executed Protocol of Delivery and Acceptance in accordance with this Agreement.

24.7Security Interest in the Work.  If, notwithstanding the express provisions of this Article, the Vessel or any of the property to which Owner holds title as described in this Article, is for any reason deemed by any court of competent jurisdiction not to be the property of, and owned by, Owner, then Builder, to the extent it has any interest therein, alternatively hereby grants a first priority security interest in the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel in favor of Owner.  The foregoing security interest granted hereby in the alternative shall secure all of Builder's obligations to Owner under this Agreement.  Owner shall

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have the right to file without any further consent or signature of Builder one or more UCC-1 Financing Statements against Builder covering the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel, giving notice of its ownership and/or its security interests therein.

24.8Marking of Vessel and Materials.  Immediately upon any property described in this Article becoming or being deemed the property of Owner under the provisions of this Article, Builder shall conspicuously mark or cause to be marked on the bow of the Vessel, and also on all such other Materials, property or its packaging, the Builder's Hull Number for the Vessel.

24.9Application to Subcontractors and Suppliers.  Builder shall use its best efforts to arrange its contractual arrangements with all of its Subcontractors and Suppliers such that full effect will be given to the title provisions of this Article and, without limiting the foregoing, shall ensure that all property shall be supplied on the following conditions:

(a)

Vesting of Title, Subject to Lien for Price.  The title to such property supplied by a Subcontractor or Supplier (whether in the course of construction or completed and whether before or after delivery to Builder) shall vest immediately in Builder (and thence, pursuant to Article 24.1, immediately in Owner), subject only to the Subcontractor's or Supplier's possessory lien, if any, for any unpaid balance of the purchase price of such property; and

(b)

No Extension of Lien.  The Subcontractor or Supplier shall not, upon receipt by it of the purchase price for such property, be entitled, as against Owner, to claim any title or Lien therein by reason of obligations or liabilities of Builder to the Subcontractor of Supplier in respect of any other deliveries made by the Subcontractor or Supplier to Builder, or for any other reason.

24.10Warranty of Clear Title.  Builder warrants that it shall deliver the Vessel with clear title to Owner, free and clear of all Liens and encumbrances, other than Liens and encumbrances created or suffered to be created by or through Owner or any of its Affiliates or any of their subcontractors or suppliers.

24.11Owner’s Right to Removal of Liens.  In the event of the filing or attaching of any Lien or encumbrances created or suffered to be created by or through Builder or any of its Subcontractors or Suppliers against the Vessel before the Delivery Payment, Owner may, but shall not be required to, satisfy the same out of any amount remaining to be paid to Builder hereunder, except where Builder notifies Owner of a bona fide dispute between Builder and such lienholder.  When final payment is to be made for the Vessel under this Agreement, as a condition precedent thereto, Owner may, in its discretion, require that Builder provide to Owner a statement certifying

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and indemnifying Owner against any Liens or rights in rem of any kind against the Vessel or its respective machinery, fittings, or equipment which relate to actions of Builder and excluding any Liens or encumbrances created or suffered to be created by or through Owner or any of its Affiliates or any of their subcontractors or suppliers.

24.12Indemnification against Liens and Claims.  In addition to and notwithstanding the foregoing, but subject to the provisions contained in Section 24.4, Builder agrees to indemnify Owner, the Vessel, and/or Materials identified to the Vessel, and hold them harmless from and against all Liens and claims for labor, Material, taxes, privileges and licenses arising out of, in connection with, or resulting from the operations or activities of Builder, its employees or agents or Subcontractors and the employees or agents of their Subcontractors, and agrees to defend any such claim asserted or suit brought against Owner, the Vessel, and/or Materials identified to the Vessel, and to pay any judgment rendered in any such action, provided, however, that Owner shall have the right, if it so elects, to participate at its own expense in the defense of any such claims or suits, but such participation shall not operate to affect Builder's liability and obligation hereunder.

Article 25INDEMNIFICATION

25.1Builder’s Indemnification of Owner (Knock for Knock).  BUILDER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, AFFILIATES, SUCCESSORS, ASSIGNS, INSURERS, AND VESSELS (HEREINAFTER COLLECTIVELY REFERRED TO AS “OWNER GROUP”) FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS, AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, AND WORKER'S COMPENSATION) OR PROPERTY LOSS OR DAMAGE WHICH ARE BROUGHT AGAINST ANY MEMBER OF OWNER GROUP BY ANY MEMBER OF BUILDER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES IN THE COURSE OF OR IN CONNECTION WITH EITHER PARTY’S PERFORMANCE OF THIS AGREEMENT THAT ARISE BEFORE DELIVERY.  BUILDER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS OWNER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING

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UNSEAWORTHINESS) OF OWNER GROUP, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL TORTIOUS CONDUCT OF THE OWNER GROUP.  BUILDER ALSO AGREES TO INDEMNIFY OWNER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS’ FEES EXPENDED BY OWNER GROUP IN THE ENFORCEMENT OF THIS SECTION 25.1.

25.2Builder’s Indemnification of Pollution Liability.  BUILDER FURTHER REPRESENTS TO OWNER THAT THE SHIPYARD AND BUILDER'S OTHER FACILITIES DO NOT HAVE ANY CONDITION OF POLLUTION OR CONTAMINATION THAT COULD GIVE RISE TO LIABILITY OF OWNER GROUP FOR REMEDIATION, CLEANUP, DAMAGES, PENALTIES, OR COSTS OF ANY KIND.  BUILDER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD OWNER GROUP HARMLESS AGAINST AND IN RESPECT OF ALL CLAIMS, LOSSES, LIABILITIES, REMEDIATION OR CLEAN-UP COSTS, OR ANY FINES, PENALTIES, ASSESSMENTS, OR EXPENSES WHICH MAY BE IMPOSED UPON, INCURRED BY, OR ASSESSED AGAINST ANY MEMBER OF OWNER GROUP BY ANY OTHER PARTY OR PARTIES (INCLUDING, WITHOUT LIMITATION, A GOVERNMENTAL ENTITY), ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING: (A) BUILDER'S BREACH OF ANY OF THE REPRESENTATIONS SET FORTH ABOVE IN THIS SECTION; AND (B) ANY ENVIRONMENTAL POLLUTION OR CONDITION OF CONTAMINATION AT THE SHIPYARD OR ANY OTHER OF BUILDER'S FACILITIES THAT MAY GIVE RISE TO LIABILITY, EVEN IF NOT DISCOVERED UNTIL A LATER DATE.

25.3Owner’s Indemnification of Builder (Knock for Knock).  OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS BUILDER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, SUBCONTRACTORS, AFFILIATES, SUCCESSORS, ASSIGNS, INSURERS, AND VESSELS (HEREINAFTER AND BEFORE COLLECTIVELY REFERRED TO AS “BUILDER GROUP”) FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, WORKER'S COMPENSATION) OR PROPERTY LOSS OR DAMAGE (EXCEPT FOR THE VESSEL, THE MATERIALS OR THE WORK) WHICH ARE BROUGHT AGAINST ANY MEMBER OF BUILDER GROUP BY ANY MEMBER OF OWNER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE

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INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES IN THE COURSE OF OR IN CONNECTION WITH EITHER PARTY’S PERFORMANCE OF THIS AGREEMENT THAT ARISE BEFORE DELIVERY.  OWNER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUILDER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING UNSEAWORTHINESS) OF BUILDER GROUP, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL TORTIOUS CONDUCT OF THE BUILDER GROUP.  OWNER ALSO AGREES TO INDEMNIFY BUILDER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS’ FEES EXPENDED BY BUILDER GROUP IN THE ENFORCEMENT OF THIS SECTION 25.3.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, OWNER SHALL BE RESPONSIBLE FOR PAYMENT OF THE DEDUCTIBLE UNDER THE BUILDERS RISK INSURANCE POLICY FOR ANY LOSS OR DAMAGE TO THE VESSEL, THE MATERIALS OR THE WORK TO THE EXTENT SUCH LOSS OR DAMAGE IS CAUSED SOLELY BY THE NEGLIGENCE OF OWNER OR ITS AGENTS.

25.4Owner’s Indemnification for Basic Design.  OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS BUILDER GROUP FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY OR PROPERTY LOSS OR DAMAGE WHICH ARE BROUGHT AGAINST ANY MEMBER OF BUILDER GROUP BY ANY MEMBER OF OWNER GROUP OR ANY THIRD PARTY AND WHICH ARE DETERMINED TO BE PROXIMATELY CAUSED BY DEFECTS IN THE BASIC DESIGN AS PROVIDED BY OWNER TO BUILDER, BUT EXPRESSLY EXCLUDING ANY SUCH LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION, AND THE COSTS THEREOF, TO THE EXTENT CAUSED BY BUILDER’S ERRORS, OMISSIONS, DEFECTS, OR FAILURES IN THE PERFORMANCE OF THE WORK, INCLUDING THE WORKMANLIKE PERFORMANCE OF BUILDER’S OBLIGATIONS UNDER ARTICLE 9.

25.5Indemnification of Attorneys’ Fees.  The foregoing indemnity obligations shall also include reasonable attorneys' fees, investigation costs, and other costs and expenses incurred by the other Party and/or its Indemnitees with respect to the matters described in this Article.

25.6Survival of Indemnification Provisions.  The indemnification provisions set forth in this Article shall survive the termination of this Agreement.

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Article 26TECHNICAL DISPUTES.

26.1Mutual Intent for Good Faith Resolutions.  The Parties agree that their mutual intent is to resolve any disagreements regarding the design or construction of the Vessel through good faith discussions; and to resolve such disputes promptly, efficiently, and reasonably.

26.2Approval Disputes.  Any dispute between the Parties regarding the fitness of the design, plans, or construction of the Vessel, its machinery and equipment, and/or regarding the Materials and/or workmanship with regard to satisfaction of Classification Society Rules or Regulatory Agency requirements (such disputes, “Approval Disputes”) shall be determined by the Classification Society (acting with or by its assigned surveyor).  The decision of the Classification Society as to such matters shall be final, conclusive, and binding upon the Parties.  In the event that the Classification Society will not determine such disputes, such disputes shall be determined by a jointly appointed surveyor (the “Joint Surveyor”), in which case the decision of the Joint Surveyor as to such matters shall be final, conclusive, and binding upon the Parties.  In the event that the Parties cannot agree upon a Joint Surveyor, a Joint Surveyor will be appointed by arbitrators appointed for that purpose in accordance with Article 27.

26.3Technical Disputes.  Any other dispute regarding the Materials and/or workmanship in connection with the Vessel, including interpretations of the Specifications (such disputes, “Technical Disputes”), shall be referred to the Joint Surveyor.  The decision of the Joint Surveyor as to such matters shall be final, conclusive, and binding upon the Parties.

26.4Award of Costs of Approval Disputes or Technical Disputes.  The costs of resolving any Approval Dispute or Technical Dispute, including Classification Society charges, Joint Surveyor charges, and delays due to such dispute, shall be for the account of the non-prevailing Party.  In the event that both Parties prevail in part, the costs shall be split equally.

Article 27DISPUTE RESOLUTION AND LIMITATIONS PERIOD

27.1Approval and Technical Disputes.  Approval Disputes and Technical Disputes shall be resolved in accordance with Article 26.  Any dispute arising under or related to this Agreement not resolved pursuant to Article 26 shall be resolved in accordance with this Article.

27.2Best Efforts to Settle Differences.  If any dispute or controversy between the Parties arises out of or in connection with this Agreement, the Parties agree that they shall use their best efforts to settle their differences by good faith consultations and discussions.

27.3Mediation.  If the Parties are unable to resolve the dispute within [***], or such longer period as they mutually agree, either Party may call for mediation of the dispute, with such mediation to be held in New York, New York or such other location as may be mutually agreed,

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using a disinterested mediator agreeable to both Parties, with the cost of such mediation shared equally by both Parties.

27.4Arbitration.  Any dispute not otherwise resolved by mediation shall be settled by binding arbitration under the Rules of the Society of Maritime Arbitrators, Inc. (the “SMA Rules”) except as modified below or as otherwise agreed by the Parties, with such arbitration to be held in New York, New York or such other location as may be mutually agreed.

27.5Time Limit for Notice of Claims.  Except for warranty claims subject to the notification requirements set forth in Article 14, notice of any claim for relief of either Party against the other for breach of any obligation or duty arising under this Agreement or relating to the subject matter of this Agreement shall be given within [***] after Delivery of the final Vessel under this Agreement.  Failure to bring such claims within such period shall result in such claims being barred and forever waived.

27.6Commencement of Arbitration.  Arbitration shall be commenced by either Party by written notice (a “Notice of Arbitration”) to the other Party within [***] after mediation is conclusively terminated.  Such Notice of Arbitration shall state the issue to be arbitrated and identify the Party’s appointed arbitrator.

27.7Response to Notice of Arbitration.  The other Party shall, by written notice within [***] after receipt of the Notice of Arbitration, appoint a second arbitrator.  If the other Party shall fail to appoint a second arbitrator within that time period, the first appointed arbitrator shall serve as sole arbitrator of the dispute.  If the other Party does timely appoint a second arbitrator, the two Party-appointed arbitrators shall select a third arbitrator in accordance with the SMA Rules.  The Party-appointed arbitrators shall jointly provide a written notice of the selection of the third arbitrator to both Parties within [***] after such selection. The selected third arbitrator shall serve as chairman of the arbitration panel.  The arbitration panel shall hold an arbitration hearing within [***] after the appointment of the third arbitrator.

27.8Qualifications of the Arbitrators.

(a)	An arbitrator may not have any direct or indirect financial or personal interest in the outcome of the arbitration.
(b)	An arbitrator may not have acquired from an interested source detailed prior knowledge of the matter in dispute.
(c)	An arbitrator may not have any close personal ties or business relations with any one of the Parties to the arbitration, any Affiliate or associated companies

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of either of the Parties, any counsel for either of the Parties, or any immediate family members of the foregoing Persons.
(d)	An arbitrator need not be a member of the Society of Maritime Arbitrators, Inc., but must have familiarity with vessel construction issues.

27.9Conduct of the Arbitration.  To the extent permitted by the SMA Rules and the arbitrators, any arbitration under this Agreement shall be conducted as follows:

(a)

Expedited Proceedings.  Because time is of the essence under this Agreement, the arbitrators shall be requested to undertake proceedings on an expedited basis so that a prompt decision of the question or questions can be announced by the arbitrators to the Parties.  The Parties shall use their reasonable best efforts to have the arbitral proceeding concluded and an award rendered by the arbitrator(s) within [***] of the initiation of the arbitration proceeding.

(b)

Discovery.  Upon the selection of the arbitrators, each of the Parties shall be entitled to commence reasonable discovery through exchange of documents and requests for admissions, subject to the sole discretion of the arbitrators.

(c)

Claims of [***].  Notwithstanding anything in this VCA to the contrary, any dispute relating to claims of [***] or less in the aggregate shall be governed by the Shortened Arbitration Procedure of the SMA Rules.

27.10Arbitration Award.  The arbitration panel shall render a reasoned award including a provision for payment of costs and expenses of arbitration to be paid by one or more of the Parties hereto, as the arbitration panel deems just.  The arbitrators shall be entitled to award interest, but shall not be entitled to award indirect, punitive, incidental, consequential, or exemplary damages of any kind or nature.  In the event of any arbitration award rendered prior to Delivery of the Vessel, the award shall include a finding as to whether or not the Delivery Date of the Vessel is in any way altered thereby. The decision of the arbitration panel shall be final and binding on the Parties hereto, and judgment may be entered thereon in any court having jurisdiction.

27.11Confidentiality of Arbitration Awards.  Notwithstanding any contrary provisions in the SMA Rules, the arbitration award shall be withheld from publication.

27.12Right to Equitable and Provisional Relief.  Nothing in this Article shall be deemed to limit or otherwise restrict the right of either Party to seek injunctive or other equitable relief in any court of competent jurisdiction or to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration, and in seeking such relief shall not waive the right of arbitration.

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Article 28PUBLICITY AND DISCLOSURES.

28.1Use of Photographs.  Subject to Owner’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Builder may use photographs of the Vessel during construction and following Delivery in its promotional materials.

28.2Cooperation with Regard to Marketing Activities.  Without limitation to the foregoing and subject to the Parties’ respective intellectual property rights and business activities, the Parties agree to cooperate with regard to the marketing of the Vessel, including hosting of representatives of trade publications, appearances at public events, and similar activities and events.  Nothing herein is intended to require either Party to forego business activities or incur uncompensated expenses for the purposes of marketing activities.

Article 29AUDITS

29.1Limited Audit Rights.  Owner shall have the limited right to audit the construction, procurement, and accounting records related to the construction of the Vessel under this Agreement as may be reasonably necessary to enforce or protect Owner’s rights under this Agreement with regard to claimed escalation or as otherwise permitted herein.  Builder shall not be required to provide pricing information except in connection with claims by either Party including or based upon such pricing information.

29.2Terms of Audit Rights.  Such audits shall be conducted at Owner’s expense and upon reasonable notice and upon reasonable terms and conditions.

Article 30MISCELLANEOUS

30.1Entire Agreement.  This Agreement, which includes the Exhibits listed below, all duly executed Change Orders (if any), and amendments or modifications to any of the foregoing or to this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes any and all other prior promises, correspondence, agreements, discussions, representations, and understandings, whether oral or written.  No other agreements, promises, correspondence, discussions, representations, or understandings, either express or implied, unless expressly set forth herein, are binding between the Parties.

30.2Due Authority.  Each Party represents and warrants that its execution of this Agreement is duly authorized by all necessary corporate actions and resolutions.

30.3Binding Affect.  This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, legal representatives, executors, successors, and permitted assigns.

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30.4No Waivers.  Except with respect to the time limitations set forth in Article 14 and Article 27 concerning warranty claims and dispute resolution procedures, no delay or omission on the part of either Party in exercising or enforcing any right hereunder shall operate or be construed as a waiver or bar to enforcement of such right on that occasion or on any other or future occasion, or a waiver or bar to enforcement of any other right or future right of a Party hereunder on any other or future occasion.

30.5Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

30.6Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered in the construction or interpretation of the provisions of this Agreement.

30.7Modification.  No amendment, change or modification of this Agreement shall be valid unless in writing and signed by the Party against whom such amendment, change or modification is sought to be enforced.

30.8Drafting.  This Agreement has been drafted and negotiated by both Parties, each with advice of counsel.  For purposes of interpretation and enforcement, this Agreement shall be considered to have been drafted jointly by the Parties.

30.9Duplicate Originals.  This Agreement may be executed in duplicate originals and any true and complete copy shall be deemed an original for any purpose in which an original might otherwise be required.

30.10Counterparts.  This Agreement may be executed in counterparts, each of which shall be effective only upon delivery to the other Party, and each of which shall be taken to be one and the same Agreement as if all the Parties had signed the same Agreement.  The Parties may manually execute this Agreement, but each Party agrees that a facsimile, PDF, or other electronic transmission of such signature shall be deemed binding on each Party, and the Parties agree not to contest the validity of this Agreement by reason of the fact that a manually executed copy has not been delivered.

30.11Governing Law.  This Agreement and any disputes arising in connection herewith shall be governed, without consideration of conflicts of law, by and construed in accordance with the laws of the State of New York.  In no event shall this Agreement be subject to or interpreted in accordance with the United Nations Convention on Contracts for the International Sale of Goods.

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30.12Confidentiality.

(a)

The Parties acknowledge and agree that certain information relating to each of them that may be disclosed to or otherwise acquired by the other in connection with this Agreement and the negotiations leading up to its execution by the Parties, may constitute material, confidential, and non-public information, which shall be governed by the Confidentiality Agreement.  To the extent of any conflict between this Agreement and the Confidentiality Agreement, this Agreement will govern.

(b)

Except to the extent required by law, neither Party will make any announcement or disclosure of the fact that such discussions have occurred, or of the terms of this Agreement without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)

Each Party shall be permitted to make press releases or other disclosures as may be required by law in the reasonable opinion of each Party's Securities Counsel upon advance written notice to the other Party.

(d)

Notwithstanding anything to the contrary in the Confidentiality Agreement, the Parties agree that (i) Confidential Information (as defined in the Confidentiality Agreement) of Owner may be disclosed by Builder to third parties as may be required for the design and construction of the Vessel; and (ii) Confidential Information of Builder may be retained and copied by Owner or any transferees of the Vessel for the life of the Vessel and may be disclosed by such parties to third parties as may be required in connection with the design, operation, repair, modification, chartering, insuring, financing, and sale of the Vessel; provided that in each case Builder or Owner or such transferee enters into a confidentiality agreement providing substantially the same protections as in the Confidentiality Agreement and this Section 30.12.

(e)	In the event that this Agreement remains in effect later than February 2026, the Parties agree to extend the Confidentiality Agreement through the termination of this Agreement.
(f)	The foregoing confidentiality provisions shall survive the completion, termination, or expiration of this Agreement.

Execution Follows:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper authorized representatives, thereunto duly authorized.

BUILDER

PHILLY SHIPYARD, INC.

Dated:

Name:Steinar Nerbovik

Title: President & Chief Executive Officer

OWNER

GREAT LAKES DREDGE & DOCK COMPANY, LLC

Dated:

Name:Lasse Petterson

Title:Chief Executive Officer & President

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LIST OF SCHEDULE AND EXHIBITS

Schedule X	Definitions

Exhibit A	Specifications
Exhibit B	Owner Furnished Equipment
Exhibit C-1	Form of Stage Completion Certificate
Exhibit C-2	Form of Builder's Invoice
Exhibit D-1	Form of Builder's Lien Release
Exhibit D-2	Form of Subcontractors' and Suppliers' Lien Release
Exhibit E	Form of Certificate of Completion and Delivery
Exhibit F	Form of Change Order
Exhibit G	Form of Warranty Claim Notification
Exhibit H	Builder's Preliminary Schedule
Exhibit I	Form of Protocol of Delivery and Acceptance
Exhibit J	Form of Builder’s Corporate Parent Guarantee
Exhibit K	Form of Shipyard Contract Deficiency Report
Exhibit L	Outstanding Comments of the Classification Society
Exhibit M	Builder’s Warranty Procedures
Exhibit N	Single Source Vendor Prices Included in Original Contract Price
Exhibit O	Interim Installment and Stage of Completion Schedule Vessel
Exhibit P	Basic Design Package

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SCHEDULE X

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set out below.  Terms not defined in this Schedule X or otherwise in this Agreement shall have their common meanings.

“Affiliates” means for purposes of this Agreement any entity that controls, is controlled by, or is under common control with another entity.  An entity is deemed to control another if it owns directly or indirectly at least fifty percent (50%) of (i) the shares entitled to vote at a general election of directors of such other entity, or (ii) the voting interest in such other entity if such other entity does not have either shares or directors.

“Agreement” has the meaning defined in the Preamble.

“Alternative Compliance Program” or “ACP” means the Coast Guard program authorizing certain organizations, including the Classification Society, to carry out certain vessel plan review and inspection activities on behalf of the Coast Guard, pursuant to 46 U.S.C. § 3316 and 46 CFR part 8, subpart D, §§ 8.400 et seq.

“Announced Regulatory Amendment” shall mean an announcement by a Regulatory Authority of an upcoming change in a rule or regulation applicable to the Vessel that has an established effective date and has been publicly promulgated by means of a Circular issued by the IMO or an IMO Committee, or similar announcement from the Classification Society, or a Final Rule issued by a Regulatory Authority.

“Approval Disputes” has the meaning defined in Section 26.2.

“Base Rates” has the meaning defined in Section 3.4(f).

“Basic Design” means the design of a subsea rock installation vessel, as further described and specified in the Specifications and other Contract Documents and shall include all documents embodying such design and all Intellectual Property embodied in such design documents, as specified in the Contract Documents and detailed in Exhibit P.

“Builder” has the meaning defined in the Preamble.

“Builder Group” has the meaning defined in Section 25.3.

“Builder Personnel” means all employees of Builder and the employees of any Subcontractor of Builder, at any tier.

Exhibit P - 1

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“Builder’s Corporate Parent Guarantee” means a corporate parent guarantee to be provided by Builder’s corporate parent to Owner pursuant to Section 6.2, substantially in the form of Exhibit J, or as otherwise reasonably acceptable to Owner.

“Builder’s Representative” means those Persons designated in writing by Builder to act as Builder’s representative and act on behalf of Builder as its primary point of contact in connection with this Agreement and the Work.

“Builder’s Warranty Procedures” has the meaning defined in Section 14.4, and are attached as Exhibit M.

“Certificate of Completion and Delivery” has the meaning defined in Section 4.8.

“Certificate of Inspection” means a certification of United States vessel inspection issued by the Coast Guard by either a Coast Guard Form CG-841 Certificate of Inspection or a Coast Guard Form CG-854, Temporary Certificate of Inspection.

“Change Order” means a written instrument prepared by Builder and signed by Owner and Builder, stating their agreement upon: (1) a change in the Work; (2) the amount of the adjustment in the Contract Price for the Vessel, if any; and (3) the extent of the adjustment in the Delivery Date, if any.

“Classification Society” means the American Bureau of Shipping, commonly referred to as “ABS.”

“Coast Guard” or “USCG” means the United States Coast Guard.

“Confidentiality Agreement” means the Confidentiality Agreement between the Parties dated as of [***].

“Contract Documents” has the meaning defined in Section 2.4.

“Contract Drawings” means the contract drawings listed in an addendum to the Specifications showing the design and construction of the Vessel as further described in the Specifications.

“Contract Price” means the price for the Vessel to be constructed and all related Work pursuant to this Agreement as shown in Section 3.1, including any Modifications thereto and any price adjustments allowed by this Agreement.

“Days” means Gregorian Calendar days, unless otherwise defined.  Each Day shall be a single twenty-four hour period commencing at 12:00 a.m., local time at the Shipyard at Philadelphia, Pennsylvania.

Exhibit P - 2

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

“Delivery” means Builder’s transfer of possession and Owner's acceptance of the Vessel completed in accordance with the Contract Documents, subject to the warranties set forth in Article 14, as evidenced by Builder's and Owner's execution of a Protocol of Delivery and Acceptance in the form of Exhibit I.

“Delivery Documents” has the meaning defined in Section 13.13(g).

“Delivery Date” means the date on which Builder is required to deliver the Vessel to Owner as shown in Section 1.8, subject to extensions through Permissible Delays pursuant to Article 16.

“Delivery Payment” means the final payment to be made by Owner to Builder in connection with the construction of the Vessel.

“Delivery Point” means the location at which the Delivery of the Vessel is to be made in accordance with Section 13.16, which shall be Builder's Shipyard located in Philadelphia, PA, or such other location as may be mutually agreed.

“Designer” means [***].

“Detailed Design” has the meaning defined in Section 7.4.

“Dock Trials” means the testing of any portion of the Work by Builder or Owner prior to, and as a condition of, Delivery as described in Section 13.1(a) and in the Specifications.

“Effective Date” shall be the date on which the later of the following events have occurred: (i) this Agreement has been signed by both Parties, and (ii) Owner has made payment of the initial Interim Installment Payment to Builder.

“EPA” means the United States Environmental Protection Agency.

“Factory Acceptance Test” means those tests conducted to determine that equipment or other Materials comply with the applicable specifications and contractual requirements prior to shipment to the Shipyard.

“Final Rule” means a rulemaking by a United States regulatory agency that has been promulgated by such agency as a final rule binding upon the regulated community.

“First Refusal Right” has the meaning defined in Section 1.9(a).

“FRR Builder Notice” has the meaning defined in Section 1.9(a).

“FRR Owner Notice” has the meaning defined in Section 1.9(b).

Exhibit P - 3

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

“FRR Period” has the meaning defined in Section 1.9(a).

“Force Majeure” has the meaning defined in Section 16.2.

“Grace Period” has the meaning defined in Section 17.2.

“Good Shipbuilding Practice” as used herein, means the construction of a vessel in accordance with all applicable flag state regulations and Classification Society Rules using those vessel construction practices and work management systems employed by competent and well-qualified commercial vessel builders, with due consideration to good quality, incorporating the specified components to meet Specification requirements, utilizing construction and testing methods to ensure that the completed Vessel will conform to the Contract Documents.

“Guarantor” has the meaning defined in Section 6.3.

“IMO” means the International Maritime Organization.

“Initial Vessel” has the meaning defined in Section 1.9(c).

“Intellectual Property” means all trade names, trademarks, service marks, and other identifying names or source indicia associated with the Work, whether registered or unregistered, and including all goodwill relating to any of the foregoing, and all applications for any of the foregoing; all patents, copyrights, including any design copyrights protected pursuant to 17 U.S.C. § 1301, et seq., copyright registrations and patent applications for the foregoing, together with all divisions, renewals, and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets, and other intellectual property embodied in or pertaining to the Work or the Basic Design.

“Interim Installment Payment” means a payment due upon completion of a Stage of Completion in accordance with Section 4.1(a) and Exhibit O.

“IP Claims” has the meaning defined in Section 22.1.

“Joint Surveyor” has the meaning defined in Section 26.3.

“Labor Agreements” has the meaning defined in Section 16.6.

“Letter of Credit” has the meaning defined in Section 6.2(a).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust, or other

Exhibit P - 4

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

preferential arrangement having the practical effect of any of the foregoing.

“Lien Release” means a lien release in favor of the Vessel and Owner, executed by Builder, in the form of Exhibit D.

“Liquidated Damages” means those amounts by which the Contract Price is to be reduced pursuant to Article 17 due to the late delivery of the Vessel

“Major Equipment” means all items with a purchase cost of [***] or greater, and also includes without regard to cost all engines, gearboxes, and the hydraulic system as referenced in the Specifications.

“Makers List” has the meaning defined in Section 9.17(a).

“Materials” means everything, other than OFE, that is required for the construction and Delivery of the Vessel in compliance with the Specifications, including, without limitation, all materials, supplies, machinery, machinery parts, equipment, electronics, hardware, piping, coatings, primers, paints, timber, ferrous and non-ferrous plate, shapes, and other tangible items that are incorporated or used in, or that are identified to or intended to be incorporated or used in, the construction of the Vessel.

“Material Non-Conformities” has the meaning defined in Section 13.11.

“Material Subcontract” means any contract of Builder with a Subcontractor, Supplier, or other vendor in connection with the Work with a value in excess of [***].

“Material Subcontractor or Supplier” means Subcontractor or Supplier of Builder providing goods and/or services in excess of [***] in respect of the Work.

“Minor Non-Conformities” has the meaning defined in Section 13.9.

“Mission System” has the meaning defined in Section 13.2.

“Modification” means: (1) a written amendment to this Agreement signed by both Parties, or (2) a Change Order.

“Monthly Status Report” has the meaning defined in Section 8.11.

“New Tariffs and Duties” has the meaning defined in Section 5.5.

[***]

Exhibit P - 5

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

[***]

“Notice of Arbitration” has the meaning defined in Section 27.6.

“Owner” has the meaning defined in the Preamble.

“OFE” means owner-furnished equipment, which means those items and Materials furnished by Owner to be installed in the Vessel by Builder as part of the Work as identified in Exhibit B.

“Owner Group” has the meaning defined in Section 25.1.

“Owner Personnel” means all employees of Owner, Owner's Representative, and the employees of any subcontractor of Owner (excluding Builder Personnel), at any tier.

“Owner’s Representative” means those Persons designated in writing by Owner to represent and act on behalf of Owner as described more fully in Section 11.1. as Owner’s primary point of contact in connection with this Agreement and the Work.

“Parties” refers to Owner and Builder collectively, and “Party” means either of them individually.

“Permissible Delay” has the meaning defined in Section 16.1.

“Person” means an individual, or any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity).

“[***]” has the meaning defined in Section 4.12.

“Production Design” has the meaning defined in Section 7.6.

“Project Schedule” has the meaning defined in Section 8.1 and more fully described in Article 8.

“Protocol of Delivery and Acceptance” means a document in the form of Exhibit I to be executed by Builder and Owner upon Delivery of the Vessel.

“Purchase Technical Specifications” has the meaning defined in Section 9.19.

“Regulatory Authorities” as used herein means the Coast Guard, the Classification Society, the U.S. Public Health Service, the International Maritime Organization, United States Customs and Border Protection, the EPA, and any other applicable governmental body or agency responsible

Exhibit P - 6

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

for ensuring the Vessel's compliance with all requirements imposed by United States law and regulations, international conventions, and the Classification Society, or any other legal or regulatory requirement applicable to the Vessel (each a “Regulatory Authority”).

“Remedial Action Plan” has the meaning defined in Section 18.2(c).

“Retained Amount” has the meaning defined in Section 13.2.

“ROFR Vessel” has the meaning defined in Section 1.9.

“ROFR Vessel Price” has the meaning defined in Section 3.2.

“Sea Trials” means those trials as described in Section 13.1(c) and in the Specifications.

“Shipyard” means collectively those shipyards and ancillary facilities owned, leased, or used by Builder in connection with the Work under this Agreement.

“Shipyard Contract Deficiency Report” means a report in the form set out in Exhibit K.

“SMA Rules” has the meaning defined in Section 27.4.

“Specifications” means the specifications attached hereto as Exhibit A.

“Stage Completion Certificate” means a certificate, in the form set forth in Exhibit C-1, attesting to the completion of each stage of the Work as referred to in Section 4.2 and corresponding to the Interim Installment Schedule set forth in Exhibit K.

“Structural Steel” has the meaning defined in Section 3.4(b).

“Subcontractor” means any Person other than an employee of Builder, engaged by Builder to execute any part of the Work under this Agreement on behalf of Builder.

“Supplier” means any Person responsible for the supply, manufacture, construction, installation, or delivery to Builder of any of the Materials.

“System Tests” has the meaning defined in Section 13.2.

“Technical Disputes” has the meaning defined in Section 26.3.

“[***]” has the meaning defined in Section 3.4(g).

“Trials” means the testing of any portion of the Work by Builder or Owner prior to, and as a condition of, Delivery as described in Section 13.1 and in the Specifications.

Exhibit P - 7

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel

Confidential Commercial InformationExecution Version

“Vessel” means the vessel to be designed and constructed in accordance with the Contract Documents.

“Warranty Period” as used herein means the three hundred and sixty-five (365) Day period following Delivery of the Vessel, or in the case of a warranty given by a third party, such period specified in such warranty, but not less than the three hundred and sixty-five (365) Day period following Delivery of the Vessel.

“Work” as used herein, means the work required to be performed by Builder in accordance with the Contract Documents, whether performed by Builder or any Subcontractor and whether completed or partially completed, and includes all labor, Materials, equipment and services provided or to be provided by or on behalf of Builder to fulfill Builder's obligations hereunder.  The Work shall also include Builder's obligation to pay in due course for all such labor, Materials, equipment, and services provided or to be provided on behalf of Builder to fulfill Builder's obligations hereunder.

“Working Days” means “business days,” Monday through Friday, excluding weekends and national or state recognized holidays applicable to the local jurisdiction in which the Work is performed.

*EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) OF REGULATION S-K. THE REGISTRANT AGREES TO FURNISH A COPY OF ANY SCHEDULE OR EXHIBIT TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

Exhibit P - 8

GLDD Vessel Construction Agreement

For Subsea Rock Installation Vessel